As filed with the Securities and Exchange Commission on February 26, 1999.

                                                            File No.
                                                            811-6242

       REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940

Amendment No. 12

                   This Amendment is being filed only under
                      the Investment Company Act of 1940

                    ADJUSTABLE RATE SECURITIES PORTFOLIOS
              (Exact Name of Registrant as Specified in Charter)

                777 MARINERS ISLAND BLVD., SAN MATEO, CA 94404
             (Address of Principal Executive Offices) (Zip Code)

      Registrant's Telephone Number, Including Area Code (650) 312-2000

       Deborah R. Gatzek 777 Mariners Island Blvd., San Mateo, CA 94404
              (Name and Address of Agent for Service of Process)

                    Please Send Copy of Communications to:

                            Mark H. Plafker, Esq.
                       Stradley, Ronon, Stevens & Young
                           2600 One Commerce Square
                       Philadelphia, Pennsylvania 19102







                    ADJUSTABLE RATE SECURITIES PORTFOLIOS
              U.S. GOVERNMENT ADJUSTABLE RATE MORTGAGE PORTFOLIO
                     ADJUSTABLE RATE SECURITIES PORTFOLIO

FORM N-1A, PART A:


Responses to Items 1 through 3 have been omitted pursuant to section 2(b) of Instruction B of the General Instructions to Form N-1A.

ITEM 4. INVESTMENT OBJECTIVES, PRINCIPAL INVESTMENT STRATEGIES, AND RELATED
RISKS

U.S. GOVERNMENT ADJUSTABLE RATE MORTGAGE PORTFOLIO

GOAL AND STRATEGIES

GOAL The fund's investment goal is to seek a high level of current income, consistent with lower volatility of principal than a fund that invests in fixed-rate securities.

PRINCIPAL INVESTMENTS The fund will normally invest at least 65% of total assets in adjustable rate mortgage securities (ARMS) and other mortgage securities with interest rates that adjust periodically to reflect prevailing market interest rates. The fund will only invest in mortgage securities issued or guaranteed by the U.S. government, its agencies or instrumentalities.

The fund will normally invest at least 65% of total assets in ARMS and other adjustable rate mortgage securities issued or guaranteed by the U.S. government, its agencies or instrumentalities.

The fund may invest up to 35% of total assets in bonds and notes issued by the Federal Home Loan Banks, Federal National Mortgage Association (FNMA), Government National Mortgage Association (GNMA), Federal Home Loan Mortgage Corporation (FHLMC) and Small Business Administration, as well as in direct obligations of the U.S. government, such as Treasury bonds, bills and notes, and securities issued or guaranteed by U.S. government agencies. The fund may also invest in collateralized mortgage obligations (CMOs) and repurchase agreements collateralized by U.S. government obligations.

Government agency or instrumentality issues have different levels of credit support. GNMA securities are supported by the full faith and credit of the U.S. government; FNMA securities are supported by its right to borrow from the U.S. Treasury under certain circumstances; and FHLMC securities are supported only by the credit of that instrumentality. Investors should remember that guarantees of timely repayment of principal and interest do not apply to the market prices and yields of the securities or to the net asset value or performance of the fund, which will vary with changes in interest rates and other market conditions.

Mortgage securities represent an ownership interest in mortgage loans made by banks and other financial institutions to finance purchases of homes. The individual loans are packaged or "pooled" together for sale to investors. As the underlying mortgage loans are paid off, investors receive principal and interest payments.

Interest rates on adjustable rate securities generally are reset at intervals of one year or less so that their rates gradually align themselves with market interest rates. These periodic adjustments help keep the prices of these securities relatively stable when compared with the prices of fixed rate securities, which generally fall when interest rates rise. As a result, the fund may participate in increases in interest rates resulting in higher current yields, but with less fluctuation in net asset value than a fund invested in comparable fixed rate securities. Adjustable rate securities, however, frequently limit the maximum amount by which the loan rate may change up or down. The fund, therefore, may not benefit from increases in interest rates if interest rates exceed a security's maximum allowable periodic or lifetime limits. During periods of falling interest rates, the interest rates on these securities may reset downward, resulting in a lower yield for the fund.

The fund may buy securities on a "when-issued" or "delayed delivery" basis. This means that the securities will be paid for and delivered to the fund at a future date, generally in 30 to 45 days.

TEMPORARY INVESTMENTS The manager may take a temporary defensive position when the securities trading markets or the economy are experiencing excessive volatility or a prolonged general decline, or other adverse conditions exist. Under these circumstances, the fund may be unable to pursue its investment goal, because it will not invest or will invest substantially less in ARMS and other adjustable rate securities.

MAIN RISKS

INTEREST RATE Because changes in interest rates on ARMS and other adjustable rate securities lag behind changes in market rates, the net asset value of the fund may decline during periods of rising interest rates until the interest rates on these securities reset to market rates. You could lose money if you sell your shares of the fund before these rates reset.

If market interest rates increase substantially and the fund's adjustable rate securities are not able to reset to market interest rates during any one adjustment period, the value of the fund's holdings and its net asset value may decline until the rates are able to reset to market rates. In the event of a dramatic increase in interest rates, the lifetime limit on a security's interest rate may prevent the rate from adjusting to prevailing market rates and the market value of the security could decline substantially and affect the fund's net asset value.

To the extent the fund invests in fixed income debt securities, it will be subject to additional interest rate risks. When interest rates rise, fixed income debt security prices fall. When interest rates fall, fixed income debt security prices go up. Generally, interest rates rise during times of inflation or a growing economy, and will fall during an economic slowdown or recession. Securities with longer maturities usually are more sensitive to interest rate changes than securities with shorter maturities.

Because the interest rates on adjustable rate securities generally reset downward when interest rates fall, their market value is unlikely to rise to the same extent as the value of comparable fixed rate securities during periods of declining interest rates.

If interest rates rise, the net asset value of the fund may fall until the interest rates on the fund's adjustable rate securities reset to market rates. If rates fall, mortgage holders may refinance their mortgage loans at lower interest rates. This means you could lose money.

MORTGAGE SECURITIES Mortgage securities differ from conventional debt securities because principal is paid back over the life of the security rather than at maturity. The fund may receive unscheduled prepayments of principal prior to the security's maturity date due to voluntary prepayments, refinancing or foreclosure on the underlying mortgage loans. To the fund this means a loss of anticipated interest, and a portion of its principal investment represented by any premium the fund may have paid. Mortgage prepayments generally increase with falling interest rates and decrease with rising interest rates. An unexpected rise in interest rates could reduce the rate of principal prepayments on mortgage securities and extend the life of these securities. This could cause the price of these securities and the fund's share price to fall and would make these securities more sensitive to interest rate changes. This is called "extension risk."

INCOME Since the fund can only distribute what it earns, the fund's distributions to its shareholders may decline when interest rates fall.

DERIVATIVE SECURITIES CMOs are considered derivative investments, one whose value depends on (or is derived from) the value of an underlying asset. These instruments are subject to credit risk and prepayment risk associated with the underlying mortgage assets.

YEAR 2000 When evaluating current and potential fund positions, Year 2000 is one of the factors the fund's manager considers.

The manager will rely upon public filings and other statements made by issuers about their Year 2000 readiness. The manager, of course, cannot audit each issuer and its major suppliers to verify their Year 2000 readiness.

If an issuer in which the fund is invested is adversely affected by Year 2000 problems, it is likely that the price of its securities will also be adversely affected. A decrease in the value of one or more of the fund's portfolio holdings will have a similar impact on the fund's performance.

More detailed information about the fund, its policies, including temporary investments, and risks can be found in the fund's Statement of Additional Information (SAI).

Mutual fund shares are not deposits or obligations of, or guaranteed or endorsed by, any bank, and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board, or any other agency of the U.S. government. Mutual fund shares involve investment risks, including the possible loss of principal.

ADJUSTABLE RATE SECURITIES PORTFOLIO

GOAL AND STRATEGIES

GOAL The fund's investment goal is to seek a high level of current income, consistent with lower volatility of principal than a fund that invests in fixed-rate securities.

PRINCIPAL INVESTMENTS The fund will normally invest at least 65% of total assets in mortgage securities and asset-backed securities with interest rates that adjust periodically to reflect prevailing market interest rates. These include adjustable rate mortgage securities (ARMS) issued or guaranteed by private institutions, such as banks, insurance companies, mortgage bankers or others, or by the U.S. government, its agencies or instrumentalities. The fund will only invest in securities rated at least AA by Standard & Poor's Corporation (S&P) or Aa by Moody's Investors Service, Inc. (Moody's), or unrated securities the fund's manager determines are comparable.

The fund will normally invest at least 65% of total assets in mortgage securities and asset-backed securities with adjustable interest rates.

The fund will only invest in securities rated at least AA by S&P or Aa by Moody's, or unrated securities the fund's manager determines are comparable.

The fund may invest up to 35% of total assets in other adjustable rate or fixed rate securities. These include bonds and notes issued by the Federal Home Loan Banks, Federal National Mortgage Association (FNMA), Government National Mortgage Association (GNMA), Federal Home Loan Mortgage Corporation (FHLMC) and Small Business Administration, as well as direct obligations of the U.S. government, such as Treasury bonds, bills and notes, and securities issued or guaranteed by U.S. government agencies. The fund may also invest in Collateralized Mortgage Obligations (CMOs), repurchase agreements collateralized by U.S. government obligations, and asset-backed and mortgage securities issued by private and government entities.

Mortgage securities represent an ownership interest in mortgage loans made by banks and other financial institutions to finance purchases of homes. The individual loans are packaged or "pooled" together for sale to investors. As the underlying mortgage loans are paid off, investors receive principal and interest payments. Pools of mortgage loans created by private issuers generally offer a higher rate of interest than government pools because there are no direct or indirect government guarantees of payment, although timely payment of interest and principal is often supported by various forms of insurance or guarantees. The fund may buy privately issued mortgage securities without insurance or guarantees.

Asset-backed securities are securities backed by home equity and credit card loans, automobile, mobile home and recreational vehicle loans and leases, and other receivables.

Mortgage securities issued or backed by government agencies have different levels of credit support. GNMA securities are supported by the full faith and credit of the U.S. government; FNMA securities are supported by its right to borrow from the U.S. Treasury under certain circumstances; and FHLMC securities are supported only by the credit of that instrumentality. Investors should remember that guarantees of timely repayment of principal and interest do not apply to the market prices and yields of the securities or to the net asset value or performance of the fund, which will vary with changes in interest rates and other market conditions.

Interest rates on adjustable rate securities generally are reset at intervals of one year or less so that their rates gradually align themselves with market interest rates. These periodic adjustments help keep the prices of these securities relatively stable when compared with the prices of fixed rate securities, which generally fall when interest rates rise. As a result, the fund may participate in increases in interest rates resulting in higher current yields, but with less fluctuation in net asset value than a fund invested in comparable fixed rate securities. Adjustable rate securities, however, frequently limit the maximum amount by which the loan rate may change up or down. The fund, therefore, may not benefit from increases in interest rates if interest rates exceed a security's maximum allowable periodic or lifetime limits. During periods of falling interest rates, the interest rates on these securities may reset downward, resulting in a lower yield for the fund.

The fund may buy securities on a "when-issued" or "delayed delivery" basis. This means that the securities will be paid for and delivered to the fund at a future date, generally in 30 to 45 days.

TEMPORARY INVESTMENTS The manager may take a temporary defensive position when the securities trading markets or the economy are experiencing excessive volatility or a prolonged general decline, or other adverse conditions exist. Under these circumstances, the fund may be unable to pursue its investment goal, because it will not invest or will invest substantially less in ARMS and other adjustable rate securities.

MAIN RISKS

INTEREST RATE Because changes in interest rates on adjustable rate securities lag behind changes in market interest rates, the net asset value of the fund may decline during periods of rising interest rates until the interest rates on these securities reset to market rates. You could lose money if you sell your shares of the fund before these rates reset.

If market interest rates increase substantially and the fund's adjustable rate securities are not able to reset to market interest rates during any one adjustment period, the value of the fund's holdings and its net asset value may decline until the rates are able to reset to market rates. In the event of a dramatic increase in interest rates, the lifetime limit on a security's interest rate may prevent the rate from adjusting to prevailing market rates and the market value of the security could decline substantially and affect the fund's net asset value.

To the extent the fund invests in fixed income debt securities, it will be subject to additional interest rate risks. When interest rates rise, fixed income debt security prices fall. When interest rates fall, fixed income debt security prices go up. Generally, interest rates rise during times of inflation or a growing economy, and will fall during an economic slowdown or recession. Securities with longer maturities usually are more sensitive to interest rate changes than securities with shorter maturities.

Because loan rates on adjustable rate securities generally reset downward when interest rates fall, their market value is unlikely to rise to the same extent as the value of a comparable fixed rate security during periods of declining interest rates.

If interest rates rise, the net asset value of the fund may fall until the interest rates on the fund's adjustable rate securities reset to market rates. If rates fall, borrowers may refinance their mortgages and other loans at lower interest rates. This means you could lose money.

MORTGAGE SECURITIES AND ASSET-BACKED SECURITIES Mortgage securities differ from conventional debt securities because principal is paid back over the life of the security rather than at maturity. The fund may receive unscheduled prepayments of principal prior to the security's maturity date due to voluntary prepayments, refinancing or foreclosure on the underlying mortgage loans. To the fund this means a loss of anticipated interest, and a portion of its principal investment represented by any premium the fund may have paid. Mortgage prepayments generally increase with falling interest rates and decrease with rising interest rates. An unexpected rise in interest rates could reduce the rate of principal prepayments on mortgage securities and extend the life of these securities. This could cause the price of these securities and the fund's share price to fall and would make these securities more sensitive to interest rate changes. This is called "extension risk."

Issuers of asset-backed securities may have limited ability to enforce the security interest in the underlying assets, and the credit enhancements provided to support these securities, if any, may be inadequate to protect investors in the event of a default. Like mortgage securities, asset-backed securities are subject to prepayment risk and extension risk.

CREDIT This is the possibility that an issuer of a debt security or the borrower on the underlying mortgage or debt obligation may be unable to make interest payments or repay principal. While securities directly issued by the U.S. Treasury and certain agencies that are backed by the full faith and credit of the U.S. government present little credit risk, securities issued by other agencies or by private issuers may have greater credit risks. Changes in an issuer's financial strength or in a security's credit rating may affect its value and, thus, impact the value of fund shares.

INCOME Since the fund can only distribute what it earns, the fund's distributions to its shareholders may decline when interest rates fall.

DERIVATIVE SECURITIES CMOs are considered derivative investments, one whose value depends on (or is derived from) the value of an underlying asset. These instruments are subject to credit risk and prepayment risk associated with the underlying mortgage assets.

YEAR 2000 When evaluating current and potential fund positions, Year 2000 is one of the factors the fund's manager considers.

The manager will rely upon public filings and other statements made by issuers about their Year 2000 readiness. The manager, of course, cannot audit each issuer and its major suppliers to verify their Year 2000 readiness.

If an issuer in which the fund is invested is adversely affected by Year 2000 problems, it is likely that the price of its securities will also be adversely affected. A decrease in the value of one or more of the fund's portfolio holdings will have a similar impact on the fund's performance.

More detailed information about the fund, its policies, including temporary investments, and risks can be found in the fund's Statement of Additional Information (SAI).

Mutual fund shares are not deposits or obligations of, or guaranteed or endorsed by, any bank, and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board, or any other agency of the U.S. government. Mutual fund shares involve investment risks, including the possible loss of principal.

The response to Item 5 has been omitted pursuant to section 2(b) of Instruction B of the General Instructions to Form N-1A.

ITEM 6. MANAGEMENT, ORGANIZATION, AND CAPITAL STRUCTURE

(A) MANAGEMENT

      (1) INVESTMENT ADVISER

Franklin Advisers, Inc. (Advisers), 777 Mariners Island Blvd., San Mateo, CA 94404, is each fund's investment manager. Together, Advisers and its affiliates manage over $220 billion in assets.

Each fund pays the manager a fee for managing the fund's assets and making its investment decisions. For the fiscal year ended October 31, 1998, management fees, before any advance waiver, were 0.40% of each fund's average daily net assets. Under an agreement by the manager to limit its fees, U.S. Government Adjustable Rate Mortgage Portfolio and Adjustable Rate Securities Portfolio paid 0.23% and 0.21%, respectively, of their average daily net assets to the manager. The manager may end this arrangement at any time upon notice to the funds' board of trustees.

YEAR 2000 PROBLEM Each fund's business operations depend on a worldwide network of computer systems that contain date fields, including securities trading systems, securities transfer agent operations and stock market links. Many of the systems currently use a two digit date field to represent the date, and unless these systems are changed or modified, they may not be able to distinguish the Year 1900 from the Year 2000 (commonly referred to as the Year 2000 problem). In addition, the fact that the Year 2000 is a leap year may create difficulties for some systems.

When the Year 2000 arrives, a fund's operations could be adversely affected if the computer systems used by the manager, its service providers and other third parties it does business with are not Year 2000 ready. For example, a fund's portfolio and operational areas could be impacted, including securities trade processing, interest and dividend payments, securities pricing, shareholder account services, reporting, custody functions and others.

Each fund's manager and its affiliated service providers are making a concerted effort to take steps they believe are reasonably designed to address their Year 2000 problems. Of course, a fund's ability to reduce the effects of the Year 2000 problem is also very much dependent upon the efforts of third parties over which the fund and its manager may have no control.

      (2) PORTFOLIO MANAGER

The team responsible for each fund's management is:

T. ANTHONY COFFEY CFA, VICE PRESIDENT OF ADVISERS
Mr. Coffey has been a manager on the fund since 1991. He joined the Franklin Templeton Group in 1989.

ROGER BAYSTON CFA, SENIOR VICE PRESIDENT OF ADVISERS
Mr. Bayston has been a manager on the fund since 1991. He joined the Franklin Templeton Group in 1991.

JACK LEMEIN, EXECUTIVE VICE PRESIDENT OF ADVISERS
Mr. Lemein has been a manager of the fund since 1991 and has more than 30 years' experience in the securities industry.

ITEM 7.  SHAREHOLDER INFORMATION

(A) PRICING OF FUND SHARES

Each fund calculates the net asset value per share (NAV) each business day at the close of trading on the New York Stock Exchange (normally 1:00 p.m. pacific time). Each fund's NAV is calculated by dividing its net assets by the number of its shares outstanding.

Each fund's assets are generally valued at their market value. If market prices are unavailable, or if an event occurs after the close of the trading market that materially affects the values, assets may be valued at their fair value.

Requests to buy and sell shares are processed at the NAV next calculated after the fund receives a request in proper form.

(B) PURCHASE OF FUND SHARES

The funds' shares have not been registered under the Securities Act of 1933 (1933 Act), which means they may not be sold publicly. The funds' shares may, however, be sold through private placements pursuant to available exemptions from the 1933 Act.

Shares of each fund are sold only to other investment companies. Funds should be wired to the fund's bank account at Bank of America, for credit to the fund's account. All investments in the fund are credited to the shareholder's account in the form of full and fractional shares of the fund (rounded to the nearest 1/1000 of a share). The funds do not issue share certificates.

Shares of each fund generally may be purchased on any day the fund is open for business. Wire purchase orders in federal funds are not accepted on days when the Federal Reserve Bank system and the fund's custodian are closed.

(C) REDEMPTION OF FUND SHARES

As stated above, the funds' shares are restricted securities, which may not be sold unless registered or pursuant to an available exemption from the 1933 Act.

Redemptions are processed on any day the funds are open for business and are effected at the NAV next calculated after the fund receives a redemption request in proper form.

Redemption payments will be made within seven days after receipt of the redemption request in proper form. Proceeds for redemption orders cannot be wired on those business days when the Federal Reserve Bank System and the custodian bank are closed. In unusual circumstances, the funds may temporarily suspend redemptions or postpone the payment of proceeds as allowed by federal securities law.

Redemptions are taxable events. The amount received upon redemption may be more or less than the amount paid for the shares, depending on the fluctuations in the market value of the assets owned by the funds.

ADDITIONAL POLICIES Please note that the funds maintain additional policies and reserve certain rights, including:

o In unusual circumstances, we may temporarily suspend redemptions, or postpone the payment of proceeds, as allowed by federal securities laws.

o For redemptions over a certain amount, each fund reserves the right to make payments in securities or other assets of the fund, in the case of an emergency or if the payment by check or wire would be harmful to existing shareholders.

(D) DIVIDENDS AND DISTRIBUTIONS

The funds' shares have not been registered under the 1933 Act. This means their shares are restricted securities, which may not be sold, redeemed or reinvested unless registered or pursuant to an available exemption from the 1933 Act. To the extent distributions to shareholders are reinvested in additional shares, as discussed below, such transactions are subject to the requirements of the 1933 Act.

Each fund declares dividends daily from its net investment income and reinvests them monthly generally at the close of business on the last business day of the month. The daily allocation of net investment income begins on the day funds are wired to the fund. Capital gains, if any, may be distributed annually. The amount of these distributions will vary and there is no guarantee the funds will pay dividends. The funds do not pay "interest" or guarantee any return on an investment in their shares.

Shareholders may request to have their dividends paid out monthly in cash. Shareholders redeeming all their shares at any time during the month will receive all dividends to which they are entitled together with the redemption check.

(E) TAX CONSEQUENCES

In general, fund distributions are treated as either ordinary income or capital gains. This is true whether a shareholder reinvests distributions in additional shares of the fund or receives them in cash. Any capital gains the fund distributes are treated as long-term capital gains no matter how long a shareholder has owned fund shares.

Every January, shareholders will receive a statement that shows the tax status of distributions received for the previous year. Distributions declared in December but paid in January are treated as if they were paid in December.

When a shareholder sells or redeems shares of a fund, the shareholder may have a capital gain or loss.

Fund distributions and gains from the sale of fund shares will generally be subject to state and local income tax. Investments in Government National Mortgage Association or Federal National Mortgage Association securities, bankers' acceptances, commercial paper and repurchase agreements collateralized by U.S. government securities do not generally qualify for tax-free treatment. Other investment companies that invest in the funds may not be able to pass-through to their shareholders the exempt character of portfolio distributions from interest earned on direct obligations of the U.S. government.

ITEM 8. DISTRIBUTION ARRANGEMENTS

      Not Applicable

The response to Item 9 has been omitted pursuant to section 2(b) of Instruction B of the General Instructions to Form N-1A.






                    ADJUSTABLE RATE SECURITIES PORTFOLIOS
              U.S. GOVERNMENT ADJUSTABLE RATE MORTGAGE PORTFOLIO
                  ADJUSTABLE RATE SECURITIES PORTFOLIO

FORM N-1A, PART B:


ITEM 10. COVER PAGE AND TABLE OF CONTENTS

      Not Applicable

ITEM 11. FUND HISTORY

The Adjustable Rate Securities Portfolios (trust), formerly named the Franklin Institutional U.S. Government ARM Fund, an open-end management investment company, commonly called a mutual fund. The trust was organized as a Delaware business trust on February 15, 1991, and is registered with the SEC. On October 18, 1991, the board of trustees approved a change in the trust's name and the addition of two series of the trust, the U.S. Government Adjustable Rate Mortgage Portfolio (Mortgage Portfolio) and the Adjustable Rate Securities Portfolio (Securities Portfolio), the shares of beneficial interest of which are available only to other investment companies.

ITEM 12. DESCRIPTION OF THE FUND AND ITS INVESTMENTS AND RISKS

GOALS AND STRATEGIES

U.S. GOVERNMENT ADJUSTABLE RATE MORTGAGE PORTFOLIO (MORTGAGE PORTFOLIO) Mortgage Portfolio's investment goal is to seek a high level of current income, consistent with lower volatility of principal. The investment objective of the fund is fundamental, which means that it may not be changed without shareholder approval.

Mortgage Portfolio seeks to achieve its investment objective by investing at least 65% of its total assets in adjustable rate mortgage securities (ARMS) or other securities collateralized by or representing an interest in mortgages (collectively, mortgage securities) and having interest rates that reset at periodic intervals. Mortgage Portfolio will only invest in mortgage securities issued or guaranteed by the U.S. government, its agencies or instrumentalities.

ADJUSTABLE RATE SECURITIES PORTFOLIO (SECURITIES PORTFOLIO) Securities Portfolio's investment goal is to seek a high level of current income, consistent with lower volatility of principal. The investment goal of the fund is fundamental, which means that it may not be changed without shareholder approval.

Securities Portfolio seeks to achieve its investment objective by investing at least 65% of its total assets in adjustable-rate securities collateralized by or representing an interest in mortgages (collectively, mortgage securities), including ARMS, issued or guaranteed by private institutions or by the U.S. government, its agencies or instrumentalities, and other adjustable-rate asset-backed securities (collectively, ARS), which have interest rates that reset at periodic intervals. Securities Portfolio may invest in ARMS issued by private institutions, such as commercial banks, savings and loan institutions, insurance companies, private mortgage insurance companies, mortgage bankers, mortgage conduits of investment banks, finance companies, real estate companies, private corporations, and others, as long as they are consistent with Securities Portfolio's investment goal. Privately issued mortgage securities are generally structured with one or more types of credit enhancement. Securities Portfolio will only invest in securities rated at least AA by S&P or Aa by Moody's, two nationally recognized statistical rating agencies. Securities Portfolio may also invest in unrated securities if the manager determines that they are of comparable quality to the ratings above.

Each Fund may also invest up to 35% of its total assets in (a) notes, bonds, and discount notes of the Federal Home Loan Banks, Federal National Mortgage Association, Government National Mortgage Association, Federal Home Loan Mortgage Corporation, and Small Business Administration; (b) obligations of or guaranteed by the full faith and credit of the U.S. government and repurchase agreements collateralized by such obligations; (c) time and savings deposits (including CDs) in commercial or savings banks or in institutions whose accounts are insured by the Federal Deposit Insurance Corporation; and (d) with respect to the Securities Portfolio, asset-backed and mortgage-backed securities issued by private and government entities. Securities Portfolio may invest in fixed-rate or adjustable-rate securities. The fund's investments in time deposits will not exceed 10% of its total assets.

Each fund's policies and restrictions discussed in the prospectus and in this SAI is considered at the time the fund makes an investment. The funds are generally not required to sell a security because of a change in circumstances. The following describes the various types of securities Mortgage Portfolio and Securities Portfolio may buy.

DEBT SECURITIES represent an obligation of the issuer to repay a loan of money to it, and generally, provide for the payment of interest. These include bonds, notes and debentures; commercial paper; time deposits; bankers' acceptances. A debt security typically has a fixed payment schedule which obligates the issuer to pay interest to the lender and to return the lender's money over a certain time period. A company typically meets its payment obligations associated with its outstanding debt securities before it declares and pays any dividend to holders of its equity securities. Bonds, notes, debentures and commercial paper differ in the length of the issuer's payment schedule, with bonds carrying the longest repayment schedule and commercial paper the shortest.

The market value of debt securities generally varies in response to changes in interest rates and the financial condition of each issuer. During periods of declining interest rates, the value of debt securities generally increases. Conversely, during periods of rising interest rates, the value of such securities generally declines. These changes in market value will be reflected in the fund's net asset value.

U.S. GOVERNMENT SECURITIES The funds may invest without limit in obligations of the U.S. government or of corporations chartered by Congress as federal government instrumentalities. The funds may buy securities issued or guaranteed by the U.S. government, its agencies or instrumentalities, such as those issued by the Government National Mortgage Association (GNMA). GNMA guarantees are backed by the full faith and credit of the U.S. Treasury. No assurances, however, can be given that the U.S. government will provide financial support to the obligations of other U.S. government agencies or instrumentalities in which the fund may invest. Securities issued by these agencies and instrumentalities are supported by the issuer's right to borrow an amount limited to a specific line of credit from the U.S. Treasury, the discretionary authority of the U.S. government to buy certain obligations of an agency or instrumentality, or the credit of the agency or instrumentality.

Several of the Franklin Templeton Funds, including the funds, are major buyers of government securities. The manager will seek to negotiate attractive prices for government securities and pass on any savings from these negotiations to shareholders in the form of higher current yields.

MORTGAGE SECURITIES - GENERAL CHARACTERISTICS Mortgage securities represent an ownership interest in mortgage loans made by banks and other financial institutions to finance purchases of homes, commercial buildings or other real estate. These mortgage loans may have either fixed or adjustable interest rates. The individual mortgage loans are packaged or "pooled" together for sale to investors. As the underlying mortgage loans are paid off, investors receive principal and interest payments.

Each fund may invest in mortgage-backed securities issued or guaranteed by GNMA, the Federal National Mortgage Association (FNMA) and the Federal Home Loan Mortgage Corporation (FHLMC).

The primary issuers or guarantors of mortgage securities are GNMA, FNMA and FHLMC. GNMA creates mortgage-backed securities from pools of government guaranteed or insured (Federal Housing Authority or Veterans Administration) mortgages originated by mortgage bankers, commercial banks and savings and loan associations. FNMA and FHLMC issue mortgage securities from pools of conventional and federally insured and/or guaranteed residential mortgages obtained from various entities, including savings and loan associations, savings banks, commercial banks, credit unions and mortgage bankers. The principal and interest on GNMA securities are guaranteed by GNMA and backed by the full faith and credit of the U.S. government. Mortgage securities from FNMA and FHLMC are not backed by the full faith and credit of the U.S. government. FNMA guarantees full and timely payment of all interest and principal, and FHLMC guarantees timely payment of interest and the ultimate collection of principal. Securities issued by FNMA are supported by the agency's right to borrow money from the U.S. Treasury under certain circumstances. Securities issued by FHLMC are supported only by the credit of the agency. There is no guarantee that the government would support government agency securities and, accordingly, they may involve a risk of non-payment of principal and interest. Nonetheless, because FNMA and FHLMC are instrumentalities of the U.S. government, these securities are generally considered to be high quality investments having minimal credit risks. The yields on these mortgage securities have historically exceeded the yields on other types of U.S. government securities with comparable maturities due largely to their prepayment risk.

Securities Portfolio may invest in private mortgage securities. Private issuers of mortgage securities may be both the originators of the underlying mortgage loans as well as the guarantors of the mortgage securities. Pools of mortgage loans created by private issuers generally offer a higher rate of interest than government and government-related pools because there are no direct or indirect government guarantees of payment. Timely payment of interest and principal is, however, generally supported by various forms of insurance or guarantees, including individual loan, title, pool and hazard insurance. The insurance and guarantees are issued by government entities, private insurance companies or the mortgage poolers. The insurance and guarantees and the creditworthiness of their issuers will be considered when determining whether a mortgage security meets the Securities Portfolio's quality standards. The Securities Portfolio may buy mortgage securities without insurance or guarantees if, through an examination of the loan experience and practices of the poolers, the manager determines that the securities meet the Securities Portfolio's applicable quality standards.

Most mortgage-backed securities are pass-through securities, which means that they provide investors with monthly payments consisting of a pro rata share of both regular interest and principal payments, as well as unscheduled early prepayments, on the underlying mortgage pool (less GNMA's, FHLMC's or FNMA's fees and any applicable loan servicing fees).

Guarantees as to the timely payment of principal and interest do not extend to the value or yield of mortgage-backed securities nor do they extend to the value of the fund's shares. In general, the value of fixed-income securities varies with changes in market interest rates. Fixed-rate mortgage securities generally decline in value during periods of rising interest rates, whereas coupon rates of adjustable rate mortgage securities move with market interest rates, and thus their value tends to fluctuate to a lesser degree. In view of these factors, the ability of the fund to obtain a high level of total return may be limited under varying market conditions.

COLLATERALIZED MORTGAGE OBLIGATIONS (CMOS), REAL ESTATE MORTGAGE INVESTMENT CONDUITS (REMICS) AND MULTI-CLASS PASS-THROUGHS The fund may invest in CMOs issued and guaranteed by U.S. government agencies or instrumentalities. Securities Portfolio may also invest in REMICs issued and guaranteed by U.S. government agencies and instrumentalities, in CMOs and REMICs issued by certain financial institutions and other mortgage lenders, and in multi-class pass-through securities. Mortgage Portfolio will not invest in privately issued CMOs and REMICs except to the extent that it invests in the securities of entities that are instrumentalities of the U.S. government.

CMOs and REMICs may be issued by governmental or government-related entities or by private entities such as banks, savings and loan institutions, private mortgage insurance companies, mortgage bankers, and other secondary market issuers and are secured by pools of mortgages backed by residential or various types of commercial properties. Privately issued CMOs and REMICs include obligations issued by private entities that are collateralized by (a) mortgage securities issued by FHLMC, FNMA or GNMA, (b) pools of mortgages that are guaranteed by an agency or instrumentality of the U.S. government, or (c) pools of mortgages that are not guaranteed by an agency or instrumentality of the U.S. government and that may or may not be guaranteed by the private issuer.

Multi-class pass-through securities are equity interests in a trust composed of mortgage loans or other mortgage-backed securities. Payments of principal and interest on the underlying collateral provides the funds to pay the debt service on CMOs or REMICs or to make scheduled distributions on the multi-class pass-through securities. Unless the context indicates otherwise, the discussion of CMOs below may also apply to REMICs and multi-class pass-through securities.

A CMO is a mortgage-backed security that separates mortgage pools into short-, medium-, and long-term components. Each component pays a fixed rate of interest at regular intervals. These components enable an investor, such as the fund, to predict more accurately the pace at which principal is returned. Mortgage Portfolio may buy CMOs that are:

(1) collateralized by pools of mortgages in which each mortgage is guaranteed as to payment of principal and interest by an agency or instrumentality of the U.S. government;

(2) collateralized by pools of mortgages in which payment of principal and interest are guaranteed by the issuer and the guarantee is collateralized by U.S. government securities; or

(3) securities in which the proceeds of the issuance are invested in mortgage securities, and payment of the principal and interest are supported by the credit of an agency or instrumentality of the U.S. government.

CMOs are issued in multiple classes. Each class, often referred to as a "tranche," is issued at a specified coupon rate or adjustable rate and has a stated maturity or final distribution date. Principal prepayments on collateral underlying CMOs may cause the CMOs to be retired substantially earlier than their stated maturities or final distribution dates. Interest is paid or accrues on all classes of a CMO on a monthly, quarterly or semiannual basis. The principal and interest on the mortgages underlying CMOs may be allocated among the several classes in many ways. In a common structure, payments of principal on the underlying mortgages, including any principal prepayments, are applied to the classes of a series of a CMO in the order of their respective stated maturities or final distribution dates, so that no payment of principal will be made on any class until all other classes having an earlier stated maturity or final distribution date have been paid in full.

One or more tranches of a CMO may have coupon rates that reset periodically at a specified increment over an index, such as the London Interbank Offered Rate (LIBOR). These adjustable rate tranches, known as "floating-rate CMOs," will be treated as ARMS by Securities Portfolio. Floating-rate CMOs may be backed by fixed- or adjustable- rate mortgages. To date, fixed-rate mortgages have been more commonly used for this purpose. Floating-rate CMOs are typically issued with lifetime "caps" on the coupon rate. These caps, similar to the caps on ARMS, represent a ceiling beyond which the coupon rate may not be increased, regardless of increases in the underlying interest rate index.

Timely payment of interest and principal (but not the market value and yield) of some of these pools is supported by various forms of insurance or guarantees issued by private issuers, those who pool the mortgage assets and, in some cases, by U.S. government agencies. Prepayments of the mortgages underlying a CMO, which usually increase when interest rates decrease, will generally reduce the life of the mortgage pool, thus impacting the CMO's yield. Under these circumstances, the reinvestment of prepayments will generally be at a rate lower than the rate applicable to the original CMO.

Some of the CMOs in which the fund may invest may be less liquid than other types of mortgage securities. A lack of liquidity in the market for CMOs could result in the inability to dispose of such securities at an advantageous price under certain circumstances.

To the extent any privately issued CMOs in which the fund invests are considered by the SEC to be an investment company, the fund will limit its investments in such securities in a manner consistent with the provisions of the Investment Company Act of 1940 (1940 Act).

Yields on privately issued CMOs have been historically higher than the yields on CMOs issued and guaranteed by U.S. government agencies or instrumentalities. The risk of loss due to default on privately issued CMOs, however, is higher since they are not guaranteed by the U.S. government. The trustees of the trust believe that the risk of loss from an investment in privately issued CMOs is justified by the higher yield Securities Portfolio will earn in light of the historic loss experience on these instruments. Securities Portfolio will not invest in subordinated, privately issued CMOs.

REMICs, which are authorized under the Tax Reform Act of 1986, are private entities formed for the purpose of holding a fixed pool of mortgages secured by an interest in real property. REMICs are similar to CMOs in that they issue multiple classes of securities. As with CMOs, the mortgages that collateralize the REMICs in which the fund may invest include mortgages backed by GNMAs or other mortgage pass-throughs issued or guaranteed by the U.S. government, its agencies or instrumentalities or issued by private entities, which are not guaranteed by any government agency or instrumentality.

The manager currently intends to limit Securities Portfolio's investment in fixed-rate CMOs and REMICs to planned amortization classes (PACs) and sequential pay classes. A PAC is retired according to a payment schedule in order to have a stable average life and yield even if expected prepayment rates change. Within a specified broad range of prepayment possibilities, the retirement of all classes is adjusted so that the PAC bond amortization schedule will be met. Thus, PAC bonds offer more predictable amortization schedules at the expense of less predictable cash flows for the other bonds in the structure. Within a given structure, the Securities Portfolio currently intends to buy the PAC bond with the shortest remaining average life. A sequential pay CMO is structured so that only one class of bonds will receive principal until it is paid off completely. Then, the next sequential pay CMO class will begin receiving principal until it is paid off. Securities Portfolio currently intends to buy sequential pay CMO securities in the class with the shortest remaining average life.

ADJUSTABLE RATE MORTGAGE SECURITIES (ARMS) ARMS, like traditional mortgage securities, are interests in pools of mortgage loans and are issued or guaranteed by a federal agency or by private issuers. The interest rates on the mortgages underlying ARMS are reset periodically. The adjustable interest rate feature of the mortgages underlying these mortgage securities generally will act as a buffer to reduce sharp changes in the ARMS' value in response to normal interest rate fluctuations. As the interest rates are reset, the yields of the securities will gradually align themselves to reflect changes in market rates so that their market value will remain relatively stable compared to fixed-rate securities. As a result, the fund's net asset value should fluctuate less significantly than if the fund invested in more traditional long-term, fixed-rate securities. During periods of extreme fluctuation in interest rates, however, the value of the ARMS will fluctuate affecting the fund's net asset value.

Because the interest rates on the mortgages underlying ARMS are reset periodically, the fund may participate in increases in interest rates, resulting in both higher current yields and lower price fluctuations. This differs from fixed-rate mortgages, which generally decline in value during periods of rising interest rates. The fund, however, will not benefit from increases in interest rates to the extent that interest rates exceed the maximum allowable annual or lifetime reset limits (or cap rates) for a particular mortgage security. Since most mortgage securities held by the fund will generally have annual reset limits or caps of 100 to 200 basis points, short-term fluctuations in interest rates above these levels could cause these mortgage securities to "cap out" and behave more like long-term, fixed-rate debt securities. If prepayments of principal are made on the underlying mortgages during periods of rising interest rates, the fund generally will be able to reinvest these amounts in securities with a higher current rate of return.

Please keep in mind that during periods of rising interest rates, changes in the interest rates on mortgages underlying ARMS lag behind changes in the market rate. This may result in a lower net asset value until the interest rate resets to market rates. Thus, you could suffer some principal loss if you sell your shares before the interest rates on the underlying mortgages reset to market rates. Also, a fund's net asset value could vary to the extent that current yields on mortgage-backed securities are different from market yields during interim periods between coupon reset dates. A portion of the ARMS in which the funds may invest may not reset for up to five years.

During periods of declining interest rates, the interest rates may reset downward, resulting in lower yields to the fund. As a result, the value of ARMS is unlikely to rise during periods of declining interest rates to the same extent as the value of fixed-rate securities. As with other mortgage-backed securities, declining interest rates may result in accelerated prepayments of mortgages, and the fund may have to reinvest the proceeds from the prepayments at the lower prevailing interest rates.

For certain types of ARMS, the rate of amortization of principal, as well as interest payments, change in accordance with movements in a pre-specified, published interest rate index. There are several categories of indices, including those based on U.S. Treasury securities, those derived from a calculated measure, such as a cost of funds index, or a moving average of mortgage rates and actual market rates. The amount of interest due to an ARMS holder is calculated by adding a specified additional amount, the "margin," to the index, subject to limitations or "caps" on the maximum and minimum interest that is charged to the mortgagor during the life of the mortgage or to maximum and minimum changes to that interest rate during a given period. The interest rates paid on the ARMs are generally readjusted at intervals of one year or less, although instruments with longer resets such as three, five, seven and ten years are also permissible investments.

The underlying mortgages that collateralize the ARMs will frequently have caps and floors which limit the maximum amount by which the loan rate to the residential borrower may change up or down (1) per reset or adjustment interval and (2) over the life of the loan. Some residential mortgage loans restrict periodic adjustments by limiting changes in the borrower's monthly principal and interest payments rather than limiting interest rate changes. These payment caps may result in negative amortization, which can extend the average life of the securities. Since most ARMs in the fund's portfolio will generally have annual reset limits or caps of 100 to 200 basis points, fluctuations in interest rates above these levels could cause the mortgage securities to "cap out" and to behave more like long-term, fixed-rate debt securities.

Mortgage loan pools offering pass-through investments in addition to those described above may be created in the future. The mortgages underlying these securities may be alternative mortgage instruments, that is, mortgage instruments whose principal or interest payments may vary or whose terms to maturity may differ from customary long-term, fixed-rate mortgages. As new types of mortgage securities are developed and offered to investors, Securities Portfolio may invest in them if they are consistent with the fund's goal, policies and quality standards.

ADJUSTABLE RATE SECURITIES (ARS) Securities Portfolio will invest primarily in ARS. ARS are debt securities with interest rates that are adjusted periodically pursuant to a pre-set formula and interval. Movements in the relevant index, as well as the applicable spread relating to the ARS, will affect the interest paid on ARS and, therefore, the current income earned by the Securities Portfolio by investing in ARS. (See "Resets" below.)

The interest rates on ARS are generally readjusted periodically to an increment over the chosen interest rate index. These readjustments occur at intervals ranging from one to sixty months. The degree of volatility in the market value of the securities held by Securities Portfolio and of the net asset value of Securities Portfolio's shares will be a function primarily of the length of the adjustment period and the degree of volatility in the applicable indices. It will also be a function of the maximum increase or decrease of the interest rate adjustment on any one adjustment date, in any one year, and over the life of the securities. These maximum increases and decreases are typically referred to as "caps" and "floors," respectively. Securities Portfolio does not seek to maintain an overall average cap or floor, although the manager will consider caps or floors in selecting ARS for Securities Portfolio.

While Securities Portfolio does not attempt to maintain a stable net asset value per share, during periods when short-term interest rates move within the caps and floors of the securities held by Securities Portfolio, the fluctuation in market value of the ARS held by Securities Portfolio is expected to be relatively limited, since the interest rates on the ARS generally adjust to market rates within a short period of time. In periods of substantial short-term volatility in interest rates, the value of Securities Portfolio's holdings may fluctuate more substantially because the caps and floors of its ARS may not permit the interest rates to adjust to the full extent of the movements in the market rates during any one adjustment period. In the event of dramatic increases in interest rates, the lifetime caps on the ARS may prevent the securities from adjusting to prevailing rates over the term of the loan. In this case, the market value of the ARS may be substantially reduced, with a corresponding decline in Securities Portfolio's net asset value.

RESETS The interest rates paid on ARMS, ARS and CMOs generally are readjusted at intervals of one year or less to an increment over some predetermined interest rate index, although some securities may have intervals as long as five years. There are three main categories of indices: those based on LIBOR, those based on U.S. Treasury securities and those derived from a calculated measure such as a cost of funds index or a moving average of mortgage rates. Commonly used indices include the one-, three-, and five-year constant-maturity Treasury rates; the three-month Treasury bill rate; the 180-day Treasury bill rate; rates on longer-term Treasury securities; the 11th District Federal Home Loan Bank Cost of Funds; the National Median Cost of Funds; the one-, three-, six-month, or one-year LIBOR; the prime rate of a specific bank; or commercial paper rates. Some indices, such as the one-year constant-maturity Treasury rate, closely mirror changes in market interest rate levels. Others, such as the 11th District Federal Home Loan Bank Cost of Funds, tend to lag behind changes in market interest rate levels and tend to be somewhat less volatile.

CAPS AND FLOORS The underlying mortgages that collateralize ARMS and CMOs will frequently have caps and floors that limit the maximum amount by which the loan rate to the borrower may change up or down (a) per reset or adjustment interval and (b) over the life of the loan. Some residential mortgage loans restrict periodic adjustments by limiting changes in the borrower's monthly principal and interest payments rather than limiting interest rate changes. These payment caps may result in negative amortization.

STRIPPED MORTGAGE SECURITIES Securities Portfolio may invest in stripped mortgage securities, which are derivative multi-class mortgage securities. The stripped mortgage securities in which Securities Portfolio may invest will only be issued or guaranteed by the U.S. government, its agencies or instrumentalities.

Stripped mortgage securities are usually structured with two classes, each receiving different proportions of the interest and principal distributions on a pool of mortgage assets. A common type of stripped mortgage security has one class that receives some of the interest and most of the principal from the mortgage assets, while the other class receives most of the interest and the remainder of the principal. In the most extreme case, one class receives all of the interest (the interest-only or "IO" class), while the other class receives all of the principal (the principal-only or "PO" class). The yield to maturity on an IO class is extremely sensitive not only to changes in prevailing interest rates but also to the rate of principal payments (including prepayments) on the underlying mortgage assets. A rapid rate of principal payments may have a material adverse effect on the yield to maturity of any IO class held by the fund. If the underlying mortgage assets experience greater than anticipated prepayments of principal, the fund may fail to recoup its initial investment fully, even if the securities are rated in the highest rating categories, AAA or Aaa, by S&P or Moody's, respectively.

Stripped mortgage-backed securities have greater market volatility than other types of mortgage securities in which the fund invests and are purchased and sold by institutional investors, such as the fund, through several investment banking firms acting as brokers or dealers. Some of these securities may be illiquid. The staff of the SEC has indicated that only government-issued IO or PO securities that are backed by fixed-rate mortgages may be deemed to be liquid, if procedures with respect to determining liquidity are established by a fund's board of trustees. The board of trustees may, in the future, adopt procedures that would permit the fund to acquire, hold and treat as liquid government-issued IO and PO securities. At the present time, however, all such securities will be treated as illiquid and will, together with any other illiquid investments, not exceed 10% of Security Portfolio's net assets. This position may be changed in the future, without notice to shareholders, in response to the staff's continued reassessment of this matter, as well as to changing market conditions.

ASSET-BACKED SECURITIES Securities Portfolio may invest in asset-backed securities, including adjustable-rate asset-backed securities that have interest rates that reset at periodic intervals. Asset-backed securities are similar to mortgage-backed securities. The underlying assets, however, may include receivables on home equity and credit card loans, and automobile, mobile home, and recreational vehicle loans and leases and other assets. Asset-backed securities are issued in either a pass-through structure (similar to a mortgage pass-through structure) or a pay-through structure (similar to a CMO structure). There may be other types of asset-backed securities that are developed in the future in which the fund may invest. In general, asset-backed securities contain shorter maturities than bonds or mortgage loans. The rate of principal payment on asset-backed securities generally depends on the rate of principal payments received on the underlying assets. The payment rate may be affected by various economic and other factors. Therefore, the yield may be difficult to predict, and actual yield to maturity may be more or less than the anticipated yield to maturity.

The credit quality of most asset-backed securities depends primarily on the credit quality of the underlying assets, how well the issuers of the securities are insulated from the credit risk of the originator or affiliated entities, and the amount of credit support provided to the securities. Asset-backed securities entail certain risks not presented by mortgage-backed securities as they do not have the benefit of the same type of security interests in the underlying collateral. Credit card receivables are generally unsecured and a number of state and federal consumer credit laws give debtors the right to set off certain amounts owed on the credit cards, thereby reducing the outstanding balance. In the case of automobile receivables, there is a risk that the holders may not have either a proper or first security interest in all of the obligations backing such receivables due to the large number of vehicles involved in a typical issuance and the technical requirements imposed under state laws. Therefore, recoveries on repossessed collateral may not always be available to support payments on securities backed by these receivables.

Asset-backed securities are often backed by a pool of assets representing the obligations of a number of different parties. To lessen the effect of failures by obligors on the underlying assets to make payments, asset-backed securities may contain elements of credit support. Credit support falls into two categories: (i) liquidity protection and (ii) protection against losses from the default by an obligor on the underlying assets. Liquidity protection refers to advances, generally provided by the entity administering the pool of assets, to ensure that the receipt of payments due on the underlying pool is timely. Protection against losses from the default by an obligor enhances the likelihood of payments of the obligations on at least some of the assets in the pool. This protection may be provided through guarantees, insurance policies or letters of credit obtained by the issuer or sponsor from third parties, through various means of structuring the transaction, or through a combination of these approaches. The fund will not pay any additional fees for credit support, although the existence of credit support may increase the price of a security.

Examples of credit support arising out of the structure of the transaction include "senior subordinated securities" (multiple class securities with one or more classes that are subordinate to the other classes with respect to the payment of principal and interest, with the result that defaults on the underlying assets are borne first by the holders of the subordinated class), creation of "reserve funds" (where cash or investments, sometimes funded from a portion of the payments on the underlying assets, are held in reserve against future losses), and "over-collateralization" (where the scheduled payments on, or the principal amount of, the underlying assets exceeds that required to make payments on the securities and pay any servicing or other fees). The degree of credit support provided is generally based on historical information respecting the level of credit risk associated with the underlying assets. Delinquencies or losses in excess of those anticipated could adversely affect the return on an investment in the securities.

MORTGAGE DOLLAR ROLLS Securities Portfolio may enter into mortgage dollar rolls in which the fund sells mortgage-backed securities for delivery in the current month and simultaneously contracts to repurchase substantially similar (name, type, coupon and maturity) securities on a specified future date. During the period between the sale and repurchase, the fund forgoes principal and interest paid on the mortgage-backed securities. The fund is compensated by the difference between the current sale price and the lower price for the future purchase (often referred to as the "drop"), as well as by the interest earned on the cash proceeds of the initial sale. A "covered roll" is a specific type of mortgage dollar roll for which there is an offsetting cash position or a cash equivalent security position. The fund could suffer a loss if the contracting party fails to perform the future transaction in that the fund may not be able to buy back the mortgage-backed securities it initially sold.

FLOATERS Securities Portfolio may invest up to 5% of its total assets in inverse floaters. Inverse floaters are instruments with floating or variable interest rates that move in the opposite direction of short-term interest rates and move at an accelerated speed. Securities Portfolio may also invest up to 5% of its total assets in super floaters. Super floaters are instruments that float at a greater than 1 to 1 ratio with the London Interbank Offered Rate (LIBOR) and are used as a hedge against the risk that LIBOR floaters become "capped" and can no longer float higher.

DERIVATIVE SECURITIES Some types of investments discussed in the prospectus and this SAI may be considered "derivative securities." Derivatives are broadly defined as financial instruments whose performance is derived, at least in part, from the performance of an underlying asset. To the extent indicated, the fund may invest in CMOs, REMICs, multi-class pass-throughs, stripped mortgage securities, other asset-backed securities, and uncovered mortgage dollar rolls. Some, all or the component parts of these instruments may be considered derivatives.

Derivative securities may be used to help manage risks relating to interest rates and other market factors, to increase liquidity, and/or to invest in a particular instrument in a more efficient or less expensive way. The fund will not necessarily use these instruments or investment strategies to the full extent permitted unless the manager believes that doing so will help the fund achieve its goal, and the fund will not use all instruments or strategies at all times.

WHEN-ISSUED AND DELAYED-DELIVERY TRANSACTIONS The fund may buy U.S. government obligations and other securities on a "when-issued" or "delayed-delivery" basis. These transactions are arrangements under which the fund buys securities with payment and delivery scheduled for a future time, generally within 30 to 60 days. Purchases of securities on a when-issued or delayed-delivery basis are subject to market fluctuation and the risk that the value or yield at delivery may be more or less than the purchase price or the yield available when the transaction was entered into. Although the fund will generally buy securities on a when-issued basis with the intention of acquiring the securities, it may sell the securities before the settlement date if the fund deems it to be advisable. When the fund is the buyer, it will maintain, in a segregated account with its custodian bank, cash or high-grade marketable securities having an aggregate value equal to the amount of its purchase commitments until payment is made. To the extent the fund engages in when-issued and delayed-delivery transactions, it does so only for the purpose of acquiring portfolio securities consistent with its investment goal and policies and not for the purpose of investment leverage. In when-issued and delayed-delivery transactions, the fund relies on the seller to complete the transaction. The seller's failure to do so may cause the fund to miss a price or yield considered advantageous. Securities purchased on a when-issued or delayed-delivery basis generally do not earn interest until their scheduled delivery date. The fund is not subject to any percentage limit on the amount of its assets that may be invested in when-issued purchase obligations. Entering into a when issued or delayed delivery transaction is a form of leverage that may affect changes in net asset value to a greater extent.

TEMPORARY INVESTMENTS When the manager believes that the securities trading markets or the economy are experiencing excessive volatility or a prolonged general decline, or other adverse conditions exist, it may invest the fund's portfolio in a temporary defensive manner. Under such circumstances, the fund may invest up to 100% of its assets in U.S. government securities, CDs of banks having total assets in excess of $5 billion and repurchase agreements.

CASH AND CASH EQUIVALENTS The fund may retain its underlying assets in cash and cash equivalents, including Treasury bills, commercial paper, and short-term bank obligations such as CDs, bankers' acceptances, and repurchase agreements. The fund intends, however, to retain in cash only as much of its underlying assets as is considered desirable or expedient under existing market conditions.

REPURCHASE AGREEMENTS The fund will generally have a portion of its assets in cash or cash equivalents for a variety of reasons including waiting for a special investment opportunity or taking a defensive position. To earn income on this portion of its assets, the fund may enter into repurchase agreements with certain banks and broker-dealers. Under a repurchase agreement, the fund agrees to buy a U.S. government security from one of these issuers and then to sell the security back to the issuer after a short period of time (generally, less than seven days) at a higher price. The bank or broker-dealer must transfer to the fund's custodian, securities with an initial value of at least 102% of the dollar amount invested by the fund in each repurchase agreement. Repurchase agreements may involve risks in the event of default or insolvency of the seller, including possible delays or restrictions upon the fund's ability to dispose of the underlying securities. The fund will enter into repurchase agreements only with parties who meet creditworthiness standards approved by the board of trustees, i.e., banks or broker-dealers which have been determined by the manager to present no serious risk of becoming involved in bankruptcy proceedings within the time frame contemplated by the repurchase transaction. Please see "Risks - Repurchase agreement risk" below for more information.

SECURITIES LENDING Consistent with procedures approved by the board of trustees and subject to the following conditions, the fund may each lend its portfolio securities to qualified securities dealers or other institutional investors, if such loans do not exceed 10% of the value of the fund's total assets at the time of the most recent loan. Such loans must be secured by collateral (consisting of any combination of cash, U.S. government securities or irrevocable letters of credit) in an amount equal (on a daily marked-to-market basis) to the current market value of the securities loaned. The fund retains all or a portion of the interest received on the investment of the cash collateral or receive a fee from the borrower. The fund will continue to receive any interest or dividends paid on any loaned securities and will continue to have voting rights with respect to the securities. However, as with other extensions of credit, there are risks of delay in recovery or even loss of rights in the collateral should the borrower fail.

ILLIQUID INVESTMENTS The fund's policy is not to invest more than 10% of its net assets in illiquid securities. Illiquid securities are securities that cannot be disposed of within seven days in the normal course of business at approximately the amount at which the fund has valued the securities and include, among other things, repurchase agreements of more than seven days duration and other securities which are not readily marketable.

INVESTMENT RESTRICTIONS Each fund has adopted the following restrictions as fundamental policies. This means they may only be changed if the change is approved by (i) more than 50% of the fund's outstanding shares or (ii) 67% or more of the fund's shares present at a shareholder meeting if more than 50% of the fund's outstanding shares are represented at the meeting in person or by proxy, whichever is less.

Each fund may not:

1. In the case of the Mortgage Portfolio, borrow money or mortgage or pledge any of its assets, except that borrowings (and a pledge of assets therefor) for temporary or emergency purposes may be made from banks in an amount up to 20% of total asset value. The Mortgage Portfolio will not purchase additional investment securities while borrowings in excess of 5% of total assets are outstanding. The Securities Portfolio may not borrow money or mortgage or pledge any of its assets in an amount exceeding 33 1/3% of the value of the fund's total assets (including the amount borrowed) at the time the borrowing was made.


2. Buy any securities on "margin" or sell any securities "short," except for any delayed delivery or when-issued securities as described in the registration statement as amended.


3. Lend any funds or other assets, except by the purchase of bonds, debentures, notes or other debt securities as described in the registration statement as amended, and except that securities of the fund may be loaned to qualified broker-dealers or other institutional investors if at least 102% cash collateral is pledged and maintained by the borrower, provided such loans may not be made if, as a result, the aggregate of such loans exceeds 10% of the value of the fund's total assets at the time of the most recent loan. Also, the entry into repurchase agreements is not considered a loan for purposes of this restriction.

4. Act as underwriter of securities issued by other persons except insofar as the fund may be technically deemed an underwriter under the federal securities laws in connection with the disposition of portfolio securities.

5. Invest more than 5% of the value of the total assets of the fund in the securities of any one issuer, but this limitation does not apply to investments in securities issued or guaranteed by the U.S. government or its agencies or instrumentalities.


6. Purchase the securities of any issuer which would result in owning more than 10% of any class of the outstanding voting securities of such issuer.


7. Purchase from or sell to its officers and trustees, or any firm of which any officer or trustee is a member, as principal, any securities, but may deal with such persons or firms as brokers and pay a customary brokerage commission; or retain securities of any issuer, if to the knowledge of the fund, one or more of its officers, trustees or investment advisor, own beneficially more than one-half of 1% of the securities of such issuer and all such officers and trustees together own beneficially more than 5% of such securities.


8. Purchase any securities issued by a corporation which has not been in continuous operation for three years, but such period may include the operation of a predecessor.

9. Acquire, lease or hold real estate. (Does not preclude investments in securities collateralized by real estate or interests therein.)

10. Invest in commodities and commodity contracts, puts, calls, straddles, spreads or any combination thereof, or interests in oil, gas or other mineral exploration or development program.

11. Invest in companies for the purpose of exercising control or management.


12. Purchase securities of other investment companies, except to the extent permitted by the Investment Company Act of 1940, as amended (1940 Act), or in the case of the Securities Portfolio, pursuant to an exemption therefrom, granted by the Securities and Exchange Commission (SEC). To the extent permitted by exemptions which may be granted under the 1940 Act, each fund may invest in shares of one or more money market funds managed by Franklin Advisers, Inc. or its affiliates.

13. Issue senior securities as defined in the 1940 Act except that this restriction will not prevent the fund from entering into repurchase agreements or making borrowings, mortgages and pledges as permitted by restriction #1 above.

If a bankruptcy or other extraordinary event occurs concerning a particular security the fund owns, the fund may receive stock, real estate, or other investments that the fund would not, or could not, buy. If this happens, each fund intends to sell such investments as soon as practicable while maximizing the return to shareholders.


If a percentage restriction is met at the time of investment, a later increase or decrease in the percentage due to a change in the value or liquidity of portfolio securities or the amount of assets will not be considered a violation of any of the foregoing restrictions.


RISKS
------------------------------------------------------------------------------

There is no assurance that the funds will meet their investment goals. Investments in securities that have potential to increase in value may be subject to a greater degree of risk and may be more volatile than other types of investments.

The value of your shares will increase as the value of the securities owned by the fund increases and will decrease as the value of the fund's investments decrease. In this way, you participate in any change in the value of the securities owned by the fund. In addition to the factors that affect the value of any particular security that the fund owns, the value of fund shares may also change with movements in the stock market as a whole.

INTEREST RATE RISK Changes in interest rates will affect the value of the fund's portfolio and its share price. Rising interest rates, which often occur during times of inflation or a growing economy, are likely to have a negative effect on the value of the fund's shares. Interest rates have increased and decreased in the past. These changes are unpredictable. To the extent the fund invests in fixed-rate securities, the value of the fund's shares will be more sensitive to interest rate changes than if the fund were fully invested in adjustable-rate securities.

MORTGAGE SECURITIES RISK The mortgage securities in which the fund invests differ from conventional bonds in that principal is paid over the life of the mortgage security rather than at maturity. As a result, the holder of the mortgage securities (i.e., the fund) receives monthly scheduled payments of principal and interest and may receive unscheduled principal payments representing prepayments on the underlying mortgages. When the holder reinvests the payments and any unscheduled prepayments of principal it receives, it may receive a rate of interest that is lower than the rate on the existing mortgage securities. For this reason, mortgage securities may be less effective than other types of U.S. government securities as a means of "locking in" long-term interest rates. In general, fixed-rate mortgage securities have greater exposure to this "prepayment risk" than ARMS.

The market value of mortgage securities, like other U.S. government securities, will generally vary inversely with changes in market interest rates, declining when interest rates rise and rising when interest rates decline. An unexpected rise in interest rates could extend the life of a mortgage security because of a lower than expected level of prepayments, potentially reducing the security's value and increasing its volatility.
ARMS, however, have less risk of a decline in value during periods of rapidly rising rates but, like other mortgage securities, may also have less potential for capital appreciation than other investments of comparable maturities due to the likelihood of increased prepayments of mortgages as interest rates decline. To the extent market interest rates increase beyond applicable caps or maximum rates on ARMS or beyond the coupon rates of fixed-rate mortgage securities, the market value of the mortgage security would likely decline to the same extent as a conventional fixed-rate security.

In addition, to the extent mortgage securities are purchased at a premium, mortgage foreclosures and unscheduled principal prepayments may result in some loss of the holder's principal investment to the extent of the premium paid. On the other hand, if mortgage securities are purchased at a discount, both a scheduled payment of principal and an unscheduled prepayment of principal will increase current and total returns and will accelerate the recognition of income that, when distributed to shareholders, will be taxable as ordinary income.

Some of the CMOs in which the fund may invest may have less liquidity than other types of mortgage securities. As a result, it may be difficult or impossible to sell the securities at an advantageous price or time under certain circumstances.

With respect to pass-through mortgage pools issued by private issuers, there is no assurance that private insurers of the securities will be able to meet their obligations. Although the market for privately issued mortgage securities is becoming increasingly liquid, securities issued by certain private organizations may not be readily marketable. These securities are subject to Securities Portfolio's limit with respect to illiquid investments.

ADJUSTABLE RATE SECURITIES RISK ARS have several characteristics that you should consider before investing in Securities Portfolio. As indicated above, the interest rate reset features of ARS held by the Securities Portfolio will reduce the effect on Securities Portfolio's net asset value per share caused by changes in market interest rates. The market value of ARS and, therefore, Securities Portfolio's net asset value may vary, however, to the extent that the current interest rate on ARS differs from market interest rates during periods between the interest rate reset dates. These variations in value occur inversely to changes in the market interest rates. Thus, if market interest rates rise above the current rates on the securities, the value of the securities will decrease, and if market interest rates fall below the current rate on the securities, the value of the securities will rise. The longer the adjustment intervals on ARS held by Securities Portfolio, the greater the potential for fluctuations in Securities Portfolio's net asset value.

As an investor in Securities Portfolio, you will receive increased income as a result of upward adjustments of the interest rates on ARS held by Securities Portfolio in response to market interest rates. Securities Portfolio, however, will not benefit from increases in market interest rates once the rates rise to the point where they cause the rates on ARS to reach their maximum adjustment rate annual or lifetime caps. In addition, because of their interest rate adjustment feature, ARS are not an effective means of "locking-in" attractive interest rates for periods in excess of the adjustment period.

In the case of privately issued ARMS where the underlying mortgage assets carry no agency or instrumentality guarantee, the mortgagors on the loans underlying ARMS are often qualified for the loans on the basis of the original payment amounts. The mortgagor's income may not be sufficient to enable the mortgagor to continue making loan payments as the payments increase, resulting in a greater likelihood of default. Conversely, any benefits from an increase in Securities Portfolio's net asset value caused by falling market interest rates is reduced by the potential for a decline in the interest rates paid on ARS held by Securities Portfolio. Securities Portfolio, therefore, is not designed for investors seeking capital appreciation.

ASSET-BACKED SECURITIES RISK Asset-backed securities entail certain risks not present with mortgage-backed securities, because they do not have the benefit of the same type of security interests in the underlying collateral. Credit card receivables are generally unsecured, and a number of state and federal consumer credit laws give debtors the right to set off certain amounts owed on credit cards, thereby reducing the outstanding balance. In the case of automobile receivables, there is a risk that the holders may not have either a proper or first security interest in all of the obligations backing the receivables due to the large number of vehicles involved in a typical issuance and the technical requirements imposed under state laws. Therefore, recoveries on repossessed collateral may not always be available to support payments on securities backed by these receivables.

REPURCHASE AGREEMENT RISK The use of repurchase agreements involves certain risks. For example, if the other party to the agreement defaults on its obligation to repurchase the underlying security at a time when the value of the security has declined, the fund may incur a loss upon disposition of the security. If the other party to the agreement becomes insolvent and subject to liquidation or reorganization under the bankruptcy code or other laws, a court may determine that the underlying security is collateral for a loan by the fund not within the control of the fund, and therefore the realization by the fund on the collateral may be automatically stayed. Finally, it is possible that the fund may not be able to substantiate its interest in the underlying security and may be deemed an unsecured creditor of the other party to the agreement. While the manager acknowledges these risks, it is expected that if repurchase agreements are otherwise deemed useful to the fund, these risks can be controlled through careful monitoring procedures.

13. MANAGEMENT OF THE REGISTRANT

      (A) BOARD OF TRUSTEES

The trust has a board of trustees. The board is responsible for the overall management of the trust, including general supervision and review of each fund's investment activities. The board, in turn, elects the officers of the trust who are responsible for administering the trust's day-to-day operations.

      (B) MANAGEMENT INFORMATION

The affiliations of the officers and board members and their principal occupations for the past five years are shown below.

                                                      PRINCIPAL OCCUPATION(S)
NAME, AGE AND ADDRESS      POSITIONS HELD WITH THE    DURING THE PAST FIVE
                           TRUST                      YEARS

Frank H. Abbott, III (77)
1045 Sansome Street
San Francisco, CA 94111

Trustee

President and Director, Abbott Corporation (an investment company); director or trustee, as the case may be, of 27 of the investment companies in the Franklin Templeton Group of Funds; and formerly, Director, MotherLode Gold Mines Consolidated (gold mining) and Vacu-Dry Co. (food processing).

Harris J. Ashton (66)
191 Clapboard Ridge Road
Greenwich, CT 06830

Trustee

Director, RBC Holdings, Inc. (bank holding company) and Bar-S Foods (meat packing company); director or trustee, as the case may be, of 49 of the investment companies in the Franklin Templeton Group of Funds; and formerly, President, Chief Executive Officer and Chairman of the Board, General Host Corporation (nursery and craft centers).

S. Joseph Fortunato (66)
Park Avenue at Morris County
P.O. Box 1945
Morristown, NJ 07962-1945

Trustee

Member of the law firm of Pitney, Hardin, Kipp & Szuch; director or trustee, as the case may be, of 51 of the investment companies in the Franklin Templeton Group of Funds.

*Charles B. Johnson (66)
777 Mariners Island Blvd.
San Mateo, CA 94404

Chairman of the Board and Trustee

President, Chief Executive Officer and Director, Franklin Resources, Inc.; Chairman of the Board and Director, Franklin Advisers, Inc., Franklin Advisory Services, Inc., Franklin Investment Advisory Services, Inc. and Franklin Templeton Distributors, Inc.; Director, Franklin/Templeton Investor Services, Inc. and Franklin Templeton Services, Inc.; officer and/or director or trustee, as the case may be, of most of the other subsidiaries of Franklin Resources, Inc. and of 50 of the investment companies in the Franklin Templeton Group of Funds.

*Charles E. Johnson (42)
500 East Broward Blvd.
Fort Lauderdale, FL 33394-3091

President and Trustee

Senior Vice President and Director, Franklin Resources, Inc.; Senior Vice President, Franklin Templeton Distributors, Inc.; President and Director, Templeton Worldwide, Inc.; Chairman and Director, Templeton Investment Counsel, Inc.; Vice President, Franklin Advisers, Inc.; officer and/or director of some of the other subsidiaries of Franklin Resources, Inc.; and officer and/or director or trustee, as the case may be, of 34 of the investment companies in the Franklin Templeton Group of Funds.

*Rupert H. Johnson, Jr. (58)
777 Mariners Island Blvd.
San Mateo, CA 94404

Vice President and Trustee

Executive Vice President and Director, Franklin Resources, Inc. and Franklin Templeton Distributors, Inc.; President and Director, Franklin Advisers, Inc. and Franklin Investment Advisory Services, Inc.; Senior Vice President and Director, Franklin Advisory Services, Inc.; Director, Franklin/Templeton Investor Services, Inc.; and officer and/or director or trustee, as the case may be, of most of the other subsidiaries of Franklin Resources, Inc. and of 53 of the investment companies in the Franklin Templeton Group of Funds.

Frank W.T. LaHaye (69)
20833 Stevens Creek Blvd.
Suite 102
Cupertino, CA 95014

Trustee

General Partner, Miller & LaHaye, which is the General Partner of Peregrine Ventures II (venture capital firm); Director, Quarterdeck Corporation (software firm) and Digital Transmission Systems, Inc. (wireless communications); director or trustee, as the case may be, of 27 of the investment companies in the Franklin Templeton Group of Funds; and formerly, Director, Fischer Imaging Corporation (medical imaging systems) and General Partner, Peregrine Associates, which was the General Partner of Peregrine Ventures (venture capital firm).

*William J. Lippman (74)
One Parker Plaza, 16th Floor
Fort Lee, NJ 07024

Trustee

Senior Vice President, Franklin Resources, Inc. and Franklin Management, Inc.; President and Director, Franklin Advisory Services, Inc.; and officer and/or director or trustee, as the case may be, of six of the investment companies in the Franklin Templeton Group of Funds.

Gordon S. Macklin (70)
8212 Burning Tree Road
Bethesda, MD 20817

Trustee

Director, Fund American Enterprises Holdings, Inc. (holding company), Martek Biosciences Corporation, MCI WorldCom (information services), MedImmune, Inc. (biotechnology), Spacehab, Inc. (aerospace services) and Real 3D (software); director or trustee, as the case may be, of 49 of the investment companies in the Franklin Templeton Group of Funds; and formerly, Chairman, White River Corporation (financial services) and Hambrecht and Quist Group (investment banking), and President, National Association of Securities Dealers, Inc.

Harmon E. Burns (53)
777 Mariners Island Blvd.
San Mateo, CA 94404

Vice President

Executive Vice President and Director, Franklin Resources, Inc., Franklin Templeton Distributors, Inc. and Franklin Templeton Services, Inc.; Executive Vice President, Franklin Advisers, Inc.; Director, Franklin Investment Advisory Services, Inc. and Franklin/Templeton Investor Services, Inc.; and officer and/or director or trustee, as the case may be, of most of the other subsidiaries of Franklin Resources, Inc. and of 53 of the investment companies in the Franklin Templeton Group of Funds.

Martin L. Flanagan (38)
777 Mariners Island Blvd.
San Mateo, CA 94404

Vice President and Chief Financial Officer

Senior Vice President and Chief Financial Officer, Franklin Resources, Inc., Franklin/Templeton Investor Services, Inc. and Franklin Mutual Advisers, Inc.; Executive Vice President and Director, Templeton Worldwide, Inc.; Executive Vice President, Chief Operating Officer and Director, Templeton Investment Counsel, Inc.; Executive Vice President and Chief Financial Officer, Franklin Advisers, Inc.; Chief Financial Officer, Franklin Advisory Services, Inc. and Franklin Investment Advisory Services, Inc.; President and Director, Franklin Templeton Services, Inc.; officer and/or director of some of the other subsidiaries of Franklin Resources, Inc.; and officer and/or director or trustee, as the case may be, of 53 of the investment companies in the Franklin Templeton Group of Funds.

Deborah R. Gatzek (50)
777 Mariners Island Blvd.
San Mateo, CA 94404

Vice President and Secretary

Senior Vice President and General Counsel, Franklin Resources, Inc.; Senior Vice President, Franklin Templeton Services, Inc. and Franklin Templeton Distributors, Inc.; Executive Vice President, Franklin Advisers, Inc.; Vice President, Franklin Advisory Services, Inc. and Franklin Mutual Advisers, Inc.; Vice President, Chief Legal Officer and Chief Operating Officer, Franklin Investment Advisory Services, Inc.; and officer of 54 of the investment companies in the Franklin Templeton Group of Funds.

Diomedes Loo-Tam (60)
777 Mariners Island Blvd.
San Mateo, CA 94404

Treasurer and Principal Accounting Officer

Senior Vice President, Franklin Templeton Services, Inc.; and officer of 32 of the investment companies in the Franklin Templeton Group of Funds.

Edward V. McVey (61)
777 Mariners Island Blvd.
San Mateo, CA 94404

Vice President

Senior Vice President and National Sales Manager, Franklin Templeton Distributors, Inc.; and officer of 28 of the investment companies in the Franklin Templeton Group of Funds.

*This board member is considered an "interested person" under federal securities laws.

Note: Charles B. Johnson and Rupert H. Johnson, Jr. are brothers and the father and uncle, respectively, of Charles E. Johnson.

The trust pays noninterested board members $160 per month plus $155 per meeting attended. Board members who serve on the audit committee of the trust and other funds in the Franklin Templeton Group of Funds receive a flat fee of $2,000 per committee meeting attended, a portion of which is allocated to the trust. Members of a committee are not compensated for any committee meeting held on the day of a board meeting. Noninterested board members may also serve as directors or trustees of other funds in the Franklin Templeton Group of Funds and may receive fees from these funds for their services. The fees payable to noninterested board members by the trust are subject to reductions resulting from fee caps limiting the amount of fees payable to board members who serve on other boards within the Franklin Templeton Group of Funds. The following table provides the total fees paid to noninterested board members by the trust and by the Franklin Templeton Group of Funds.

                                                              NUMBER OF BOARDS
                           TOTAL FEES    TOTAL FEES RECEIVED  IN THE  FRANKLIN
                           RECEIVED      FROM THE FRANKLIN    TEMPLETON GROUP OF
                           FROM THE      TEMPLETON GROUP OF   FUNDS ON WHICH
NAME                       TRUST 1       FUNDS 2              EACH SERVES 3

Frank H. Abbott, III       $1,659        $159,051                     27
Harris J. Ashton            1,808         361,157                     49
S. Joseph Fortunato         1,726         367,835                     51
Frank W.T. LaHaye           1,814         163,753                     27
Gordon S. Macklin           1,808         361,157                     49

1. For the fiscal year ended October 31, 1998. During the period from November 1, 1997, through May 31, 1998, fees at the rate of $50 per month plus $50 per board meeting attended were in effect.
2.  For the calendar year ended December 31, 1998.
3. We base the number of boards on the number of registered investment companies in the Franklin Templeton Group of Funds. This number does not include the total number of series or funds within each investment company for which the board members are responsible. The Franklin Templeton Group of Funds currently includes 54 registered investment companies, with approximately 164 U.S. based funds or series.

Noninterested board members are reimbursed for expenses incurred in connection with attending board meetings, paid pro rata by each fund in the Franklin Templeton Group of Funds for which they serve as director or trustee. No officer or board member received any other compensation, including pension or retirement benefits, directly or indirectly from the fund or other funds in the Franklin Templeton Group of Funds. Certain officers or board members who are shareholders of Franklin Resources, Inc. may be deemed to receive indirect remuneration by virtue of their participation, if any, in the fees paid to its subsidiaries.

Board members historically have followed a policy of having substantial investments in one or more of the funds in the Franklin Templeton Group of Funds, as is consistent with their individual financial goals. In February 1998, this policy was formalized through adoption of a requirement that each board member invest one-third of fees received for serving as a director or trustee of a Templeton fund in shares of one or more Templeton funds and one-third of fees received for serving as a director or trustee of a Franklin fund in shares of one or more Franklin funds until the value of such investments equals or exceeds five times the annual fees paid such board member. Investments in the name of family members or entities controlled by a board member constitute fund holdings of such board member for purposes of this policy, and a three year phase-in period applies to such investment requirements for newly elected board members. In implementing such policy, a board member's fund holdings existing on February 27, 1998, are valued as of such date with subsequent investments valued at cost.

ITEM 14. CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES

(a) As of January 31, 1999, the Franklin Adjustable Rate Securities Fund, a series of the Franklin Investors Securities Trust (FIST), owned of record and beneficially 99.94% of the outstanding voting securities of the Securities Portfolio. The Franklin Adjustable U.S. Government Securities Fund, also a series of FIST, owned of record and beneficially 99.23% of the outstanding voting securities of the Mortgage Portfolio. These two series of FIST could each be deemed to control the respective fund or trust, as that term is defined under the Investment Company Act of 1940 Act. FIST was organized as a Massachusetts business trust and is located at the address of the registrant set forth on the cover of this amendment to the registration statement.

(b) Except for the companies referred to above, no other person was known to hold beneficially or of record more than 5% of either fund's outstanding shares.

(c) As of January 31, 1999, the officers and board members did not own of record or beneficially any shares of either fund. The board members may own shares in other funds in the Franklin Templeton Group of Funds.

ITEM 15. INVESTMENT ADVISORY AND OTHER SERVICES

MANAGER AND SERVICES PROVIDED Each fund's manager is Franklin Advisers, Inc. The manager is wholly owned by Franklin Resources, Inc. (Resources), a publicly owned company engaged in the financial services industry through its subsidiaries. Charles B. Johnson and Rupert H. Johnson, Jr. are the principal shareholders of Resources.

The manager provides investment research and portfolio management services, and selects the securities for each fund to buy, hold or sell. The manager also selects the brokers who execute the fund's portfolio transactions. The manager provides periodic reports to the board, which reviews and supervises the manager's investment activities. To protect the fund, the manager and its officers, directors and employees are covered by fidelity insurance.

The manager and its affiliates manage numerous other investment companies and accounts. The manager may give advice and take action with respect to any of the other funds it manages, or for its own account, that may differ from action taken by the manager on behalf of the funds. Similarly, with respect to the funds, the manager is not obligated to recommend, buy or sell, or to refrain from recommending, buying or selling any security that the manager and access persons, as defined by applicable federal securities laws, may buy or sell for its or their own account or for the accounts of any other fund. The manager is not obligated to refrain from investing in securities held by the funds or other funds it manages. Of course, any transactions for the accounts of the manager and other access persons will be made in compliance with the funds' code of ethics.

Under the funds' code of ethics, employees of the Franklin Templeton Group who are access persons may engage in personal securities transactions subject to the following general restrictions and procedures: (i) the trade must receive advance clearance from a compliance officer and must be completed by the close of the business day following the day clearance is granted; (ii) copies of all brokerage confirmations and statements must be sent to a compliance officer; (iii) all brokerage accounts must be disclosed on an annual basis; and (iv) access persons involved in preparing and making investment decisions must, in addition to (i), (ii) and (iii) above, file annual reports of their securities holdings each January and inform the compliance officer (or other designated personnel) if they own a security that is being considered for a fund or other client transaction or if they are recommending a security in which they have an ownership interest for purchase or sale by a fund or other client.

The manager also provides certain administrative services and facilities for each fund. These include preparing and maintaining books, records, and tax and financial reports, and monitoring compliance with regulatory requirements.

MANAGEMENT FEES  Each fund pays the manager a fee equal to an annual rate of:

o 40/100 of 1% of the value of its net assets up to and including $5 billion;
o 35/100 of 1% of the value of its net assets in excess of $5 billion up to and including $10 billion;
o 33/100 of 1% of the value of its net assets in excess of $10 billion up to and including $15 billion;
o  and 30/100 of 1% of net assets in excess of $15 billion.

The fee is computed at the close of business on the last business day of each month according to the terms of the management agreement.

For the last three fiscal years ended October 31, the funds paid the following management fees:

                                    Management Fees Paid ($)
------------------------------------------------------------------------------
                             1998            1997               1996

Mortgage Portfolio 1       758,425         830,598           1,090,876
Securities Portfolio 2      51,389          51,453             41,378
------------------------------------------------------------------------------

1. For the fiscal years ended 1998, 1997 and 1996, management fees, before any advance waiver, totaled $1,272,933, $1,487,256 and $1,891,159, respectively. Under an agreement by the manager to limit its fees, the fund paid the management fees shown.
2. For the fiscal years ended 1998, 1997 and 1996, management fees, before any advance waiver, totaled $96,734, $96,727 and $89,969, respectively. Under an agreement by the manager to limit its fees, the fund paid the management fees shown.

SHAREHOLDER SERVICING AND TRANSFER AGENT Franklin/Templeton Investor Services, Inc. (Investor Services) is the funds' shareholder servicing agent and acts as the funds' transfer agent and dividend-paying agent. Investor Services is located at 777 Mariners Island Blvd., P.O. Box 7777, San Mateo, CA 94403-7777.

For its services, Investor Services receives a fixed fee per account. The funds may also reimburse Investor Services for certain out-of-pocket expenses, which may include payments by Investor Services to entities, including affiliated entities, that provide sub-shareholder services, recordkeeping and/or transfer agency services to beneficial owners of the fund. The amount of reimbursements for these services per benefit plan participant fund account per year may not exceed the per account fee payable by the fund to Investor Services in connection with maintaining shareholder accounts.

CUSTODIAN Bank of New York, Mutual Funds Division, 90 Washington Street, New York, NY 10286, acts as custodian of the fund's securities and other assets.

AUDITOR PricewaterhouseCoopers LLP, 333 Market Street, San Francisco, CA 94105, is the funds' independent auditor. The auditor gives an opinion on the financial statements included in the trust's Annual Report to Shareholders and reviews the trust's registration statement filed with the U.S. Securities and Exchange Commission (SEC).

The Information Services & Technology division of Franklin Resources, Inc. (Resources) established a Year 2000 Project Team in 1996. This team has already begun making necessary software changes to help the computer systems that service the fund and its shareholders to be Year 2000 compliant. After completing these modifications, comprehensive tests are conducted in one of Resources' U.S. test labs to verify their effectiveness. Resources continues to seek reasonable assurances from all major hardware, software or data-services suppliers that they will be Year 2000 compliant on a timely basis. Resources is also beginning to develop a contingency plan, including identification of those mission critical systems for which it is practical to develop a contingency plan. However, in an operation as complex and geographically distributed as Resources' business, the alternatives to use of normal systems, especially mission critical systems, or supplies of electricity or long distance voice and data lines are limited.

16. BROKERAGE ALLOCATION AND OTHER POLICIES

Since most purchases by the funds are principal transactions at net prices, the funds incur little or no brokerage costs. The funds deal directly with the selling or buying principal or market maker without incurring charges for the services of a broker on their behalf, unless it is determined that a better price or execution may be obtained by using the services of a broker. Purchases of portfolio securities from underwriters will include a commission or concession paid by the issuer to the underwriter, and purchases from dealers will include a spread between the bid and ask prices. The funds seek to obtain prompt execution of orders at the most favorable net price. Transactions may be directed to dealers in return for research and statistical information, as well as for special services provided by the dealers in the execution of orders.

It is not possible to place a dollar value on the special executions or on the research services the manager receives from dealers effecting transactions in portfolio securities. The allocation of transactions in order to obtain additional research services allows the manager to supplement its own research and analysis activities and to receive the views and information of individuals and research staffs of other securities firms. As long as it is lawful and appropriate to do so, the manager and its affiliates may use this research and data in their investment advisory capacities with other clients. If the trust's officers are satisfied that the best execution is obtained, the sale of shares of other funds in the Franklin Templeton Group of Funds may also be considered a factor in the selection of broker-dealers to execute the fund's portfolio transactions.

Because Franklin Templeton Distributors, Inc. (Distributors) is a member of the National Association of Securities Dealers, Inc., it may sometimes receive certain fees when the funds tender portfolio securities pursuant to a tender-offer solicitation. To recapture brokerage for the benefit of the funds, any portfolio securities tendered by the funds will be tendered through Distributors if it is legally permissible to do so. In turn, the next management fee payable to the manager will be reduced by the amount of any fees received by Distributors in cash, less any costs and expenses incurred in connection with the tender.

If purchases or sales of securities of the funds and one or more other investment companies or clients supervised by the manager are considered at or about the same time, transactions in these securities will be allocated among the several investment companies and clients in a manner deemed equitable to all by the manager, taking into account the respective sizes of the funds and the amount of securities to be purchased or sold. In some cases this procedure could have a detrimental effect on the price or volume of the security so far as the funds are concerned. In other cases it is possible that the ability to participate in volume transactions may improve execution and reduce transaction costs to the funds.

During the fiscal years ended October 31, 1998, 1997 and 1996, the funds did not pay any brokerage commissions.

As of October 31, 1998, Securities Portfolio owned securities issued by Merrill Lynch Mortgage Investors, Inc. valued at $780,000. Except as noted, the funds did not own securities of their regular broker-dealers.

17. CAPITAL STOCK AND OTHER SECURITIES

The trust has noncumulative voting rights. For board member elections, this gives holders of more than 50% of the shares voting the ability to elect all of the members of the board. If this happens, holders of the remaining shares voting will not be able to elect anyone to the board.

The trust does not intend to hold annual shareholder meetings. The trust or a series of the trust may hold special meetings, however, for matters requiring shareholder approval. A meeting may be called by the board to consider the removal of a board member if requested in writing by shareholders holding at least 10% of the outstanding shares. In certain circumstances, we are required to help you communicate with other shareholders about the removal of a board member. A special meeting may also be called by the board in its discretion.

18. PURCHASE, REDEMPTION, AND PRICING OF SHARES

PRICING SHARES The value of a mutual fund is determined by deducting the fund's liabilities from the total assets of the portfolio. The net asset value (NAV) per share is determined by dividing the net asset value of the fund by the number of shares outstanding.

Each fund calculates its NAV per share each business day at the close of trading on the New York Stock Exchange (normally 1:00 p.m. pacific time). The funds do not calculate their NAV on days the New York Stock Exchange (NYSE) is closed for trading, which include New Year's Day, Martin Luther King Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

When determining its NAV, each fund values cash and receivables at their realizable amounts and records interest as accrued and dividends on the ex-dividend date. If market quotations are readily available for portfolio securities listed on a securities exchange or on the NASDAQ National Market System, the funds value those securities at the last quoted sale price of the day or, if there is no reported sale, within the range of the most recent quoted bid and ask prices. The funds value over-the-counter portfolio securities within the range of the most recent quoted bid and ask prices. If portfolio securities trade both in the over-the-counter market and on a stock exchange, the funds value them according to the broadest and most representative market as determined by the manager.

Generally, trading in corporate bonds, U.S. government securities and money market instruments is substantially completed each day at various times before the close of the NYSE. The value of these securities used in computing the NAV is determined as of such times. Occasionally, events affecting the values of these securities may occur between the times at which they are determined and the close of the NYSE that will not be reflected in the computation of the NAV. If events materially affecting the values of these securities occur during this period, the securities will be valued at their fair value as determined in good faith by the board.

Other securities for which market quotations are readily available are valued at the current market price, which may be obtained from a pricing service, based on a variety of factors including recent trades, institutional size trading in similar types of securities (considering yield, risk and maturity) and/or developments related to specific issues. Securities and other assets for which market prices are not readily available are valued at fair value as determined following procedures approved by the board. With the approval of the board, the funds may use a pricing service, bank or securities dealer to perform any of the above described functions.

REDEMPTIONS IN KIND The trust has committed itself to pay in cash (by check) all requests for redemption by any shareholder of record, limited in amount, however, during any 90-day period to the lesser of $250,000 or 1% of the value of each fund's net assets at the beginning of the 90-day period. This commitment is irrevocable without the prior approval of the SEC. In the case of redemption requests in excess of these amounts, the board reserves the right to make payments in whole or in part in securities or other assets of the fund, in case of an emergency, or if the payment of such a redemption in cash would be detrimental to the existing shareholders of the fund. In these circumstances, the securities distributed would be valued at the price used to compute the fund's net assets and you may incur brokerage fees in converting the securities to cash. The funds do not intend to redeem illiquid securities in kind. If this happens, however, an investor may not be able to recover an investment in a timely manner.

ITEM 19. TAXATION OF THE FUND

DISTRIBUTIONS OF NET INVESTMENT INCOME The funds receive income generally in the form of interest and other income on their investments. This income, less expenses incurred in the operation of a fund, constitutes the fund's net investment income from which dividends may be paid to shareholders. Any distributions by a fund from such income will be taxable to shareholders as ordinary income, whether shareholders take them in cash or in additional shares.

DISTRIBUTIONS OF CAPITAL GAINS A fund may derive capital gains and losses in connection with sales or other dispositions of its portfolio securities. Distributions from net short-term capital gains will be taxable to shareholders as ordinary income. Distributions from net long-term capital gains will be taxable to shareholders as long-term capital gain, regardless of how long a shareholder has held shares in a fund. Any net capital gains realized by a fund generally will be distributed once each year, and may be distributed more frequently, if necessary, in order to reduce or eliminate excise or income taxes on a fund.

INFORMATION ON THE TAX CHARACTER OF DISTRIBUTIONS The funds will inform shareholders of the amount of their ordinary income dividends and capital gains distributions at the time they are paid, and will advise shareholders of their tax status for federal income tax purposes shortly after the close of each calendar year. If a shareholder has not held fund shares for a full year, a fund may designate and distribute to the shareholder, as ordinary income or capital gain, a percentage of income that is not equal to the actual amount of such income earned during the period of the shareholder's investment in the fund.

ELECTION TO BE TAXED AS A REGULATED INVESTMENT COMPANY Each fund has elected to be treated as a regulated investment company under Subchapter M of the Internal Revenue Code, has qualified as such for its most recent fiscal year, and intends to so qualify during the current fiscal year. As regulated investment companies, the funds generally pay no federal income tax on the income and gains they distribute to shareholders. The board reserves the right not to maintain the qualification of a fund as a regulated investment company if it determines such course of action to be beneficial to shareholders. In such case, the fund will be subject to federal, and possibly state, corporate taxes on its taxable income and gains, and distributions to shareholders will be treated as ordinary dividend income to the extent of such fund's earnings and profits.

EXCISE TAX DISTRIBUTION REQUIREMENTS To avoid federal excise taxes, the Internal Revenue Code requires a fund to distribute to its shareholders by December 31 of each year, at a minimum, the following amounts: 98% of its taxable ordinary income earned during the calendar year; 98% of its capital gain net income earned during the twelve month period ending October 31; and 100% of any undistributed amounts from the prior year. Each fund intends to declare and pay these amounts in December (or in January that are treated by shareholders as received in December) to avoid these excise taxes, but can give no assurances that its distributions will be sufficient to eliminate all taxes.

REDEMPTION OF FUND SHARES Redemptions of fund shares are taxable transactions for federal and state income tax purposes. If a shareholder redeems fund shares the IRS will require the shareholder to report a gain or loss on the redemption. If a shareholder holds fund shares as a capital asset, the gain or loss that the shareholder realizes will be capital gain or loss and will be long-term or short-term, generally depending on how long the shareholder holds fund shares. Any loss incurred on the redemption of shares held for six months or less will be treated as a long-term capital loss to the extent of any long-term capital gains distributed to a shareholder by a fund on those shares.

All or a portion of any loss that a shareholder realizes upon the redemption of fund shares will be disallowed to the extent that the shareholder buys other shares in such portfolio (through reinvestment of dividends or otherwise) within 30 days before or after the shareholder's share redemption. Any loss disallowed under these rules will be added to the shareholder's tax basis in the new shares the shareholder buys.

U.S. GOVERNMENT OBLIGATIONS Many states grant tax-free status to dividends paid to shareholders from interest earned on direct obligations of the U.S. government, subject in some states to minimum investment requirements that must be met by a fund. Investments in Government National Mortgage Association or Federal National Mortgage Association securities, bankers' acceptances, commercial paper and repurchase agreements collateralized by U.S. government securities do not generally qualify for tax-free treatment. Investment company shareholders may not be able to pass-through the exempt character of fund distributions to their shareholders.

DIVIDENDS-RECEIVED DEDUCTION FOR CORPORATIONS Because the funds' income consists of interest rather than dividends, no portion of their distributions will generally be eligible for the intercorporate dividends-received deduction. None of the dividends paid by the funds for the most recent calendar year qualified for such deduction, and it is anticipated that none of the current year's dividends will so qualify.

INVESTMENT IN COMPLEX SECURITIES Each fund may invest in complex securities. These investments may be subject to numerous special and complex tax rules. These rules could affect whether gains and losses recognized by a fund are treated as ordinary income or capital gain, accelerate the recognition of income to a portfolio and/or defer a fund's ability to recognize losses. In turn, these rules may affect the amount, timing or character of the income distributed to shareholders by a fund.

ITEM 20. UNDERWRITERS

     Not Applicable

ITEM 21. CALCULATION OF PERFORMANCE DATA

     Not Applicable

ITEM 22. FINANCIAL STATEMENTS

The audited financial statements and auditor's report in the trust's Annual Report to Shareholders, for the fiscal year ended October 31, 1998, are incorporated herein by reference.





                    ADJUSTABLE RATE SECURITIES PORTFOLIOS
              U.S. Government Adjustable Rate Mortgage Portfolio
                     Adjustable Rate Securities Portfolio

                                  FORM N-1A

                          PART C - OTHER INFORMATION

ITEM 23. EXHIBITS.

The following exhibits are incorporated by reference to the previous filed document indicated below, except as noted:

      (A)  ARTICLES OF INCORPORATION

            (i) Agreement and Declaration of Trust of Franklin Institutional U.S. Government ARM Fund dated
                     February 12, 1991
                     Filing:  Amendment No. 9 to the Registration
                     Statement on Form N-1A
                     File No.  811-6242
                     Filing Date:  February 27, 1996

            (ii) Certificate of Trust of Franklin Institutional U.S. Government ARM Fund dated February 12, 1991
                     Filing:  Amendment No. 9 to the Registration
                     Statement on Form N-1A
                     File No.  811-6242
                     Filing Date:  February 27, 1996

            (iii) Certificate of Amendment to the Certificate of Trust of Franklin Institutional U.S. Government
                     ARM Fund dated October 18, 1991 as filed with the office of the Secretary of the State of Delaware on February 15, 1991
                     Filing:  Amendment No. 9 to the Registration
                     Statement on Form N-1A
                     File No.  811-6242
                     Filing Date:  February 27, 1996

            (iv) Certificate of Amendment to the Certificate of Trust of Franklin Institutional U.S. Government ARM Fund dated March 7, 1991 as filed with the Office of the Secretary of State of Delaware on March 14, 1991
                     Filing:  Amendment No. 9 to the Registration
                     Statement on Form N-1A
                     File No.  811-6242
                     Filing Date:  February 27, 1996

            (v) Certificate of Amendment to the Certificate of Trust of Adjustable Rate Securities Portfolio dated May 14, 1992 as filed with the Office of the Secretary of State of Delaware on June 12, 1992
                     Filing:  Amendment No. 9 to the Registration
                     Statement on Form N-1A
                     File No.  811-6242
                     Filing Date:  February 27, 1996

      (B)   BY-LAWS

            (i)      By-Laws of Franklin Institutional U.S. Government ARM Fund
                     Filing:  Amendment No. 9 to the Registration
                     Statement on Form N-1A
                     File No.  811-6242
                     Filing Date:  February 27, 1996

      (C)   INSTRUMENTS DEFINING RIGHTS OF SECURITY HOLDERS

            Not Applicable

      (D)   INVESTMENT ADVISOR CONTRACTS

            (i)     Management Agreement between Franklin
                    Institutional U.S. Government ARM Fund and
                    Franklin Advisers, Inc. dated June 3, 1991
                    Filing:  Amendment No. 9 to the Registration
                    Statement on Form N-1A
                    File No.  811-6242
                    Filing Date:  February 27, 1996

            (ii)    Management Agreement between Adjustable Rate
                    Securities Portfolios and Franklin Advisers, Inc. dated November 5, 1991
                    Filing:  Amendment No. 9 to the Registration
                    Statement on Form N-1A
                    File No.  811-6242
                    Filing Date:  February 27, 1996

            (iii)   Amendment to Management Agreement (dated June 3,
                    1991) between Registrant and Franklin Advisers, Inc., dated August 1, 1995
                    Filing:  Amendment No. 10 to the Registration
                    Statement on Form N-1A
                    File No.  811-6242
                    Filing Date:  February 27, 1997

            (iv) Amendment to Management Agreement (dated November 5, 1991) between Registrant and Franklin
                    Advisers, Inc. ,dated August 1, 1995
                    Filing:  Amendment No. 10 to the Registration
                    Statement on Form N-1A
                    File No.  811-6242
                    Filing Date:  February 27, 1997

      (E)   UNDERWITING CONTRACTS

            Not Applicable

      (F)   BONUS OR PROFIT SHARING CONTRACTS

            Not Applicable


      (G)   CUSTODIAN AGREEMENTS

            (i)   Master Custody Agreement between Registrant and
                  Bank of New York dated February 16, 1996
                  Filing:  Amendment No. 9 to the Registration
                  Statement on Form N-1A
                  File No.  811-6242
                  Filing Date:  February 27, 1996

            (ii) Terminal Link Agreement between Registrant and bank of New York dated February 16, 1996
                  Filing:  Amendment No. 9 to the Registration
                  Statement on Form N-1A
                  File No.  811-6242
                  Filing Date:  February 27, 1996

            (iii) Amendment dated February 27, 1998 to Exhibit A in the Master
                  Custody Agreement between the Registrant and Bank of New York dated February 16, 1996

            (iv) Amendment to Master Custody Agreement between Registrant and Bank of New York dated May 7, 1997
                  Filing:  Amendment No. 11 to the Registration
                  Statement on Form N-1A
                  File No.  811-6242
                  Filing Date:  February 26, 1998

            (v) Foreign Custody Manager Agreement between the Registrant and Bank of New York dated July 30, 1998

      (H)   OTHER MATERIAL CONTRACTS

            Not Applicable.

      (I)   LEGAL OPINION

            (i) Opinion and Consent of Counsel dated February 5, 1999

      (J)   OTHER OPINIONS

            Not Applicable

      (K)   OMITTED FINANCIAL STATEMENTS

            Not Applicable

      (L)   INITIAL CAPITAL AGREEMENTS

            Not Applicable

      (M)   RULE 12B-1 PLAN

            Not Applicable

      (P)   POWER OF ATTORNEY

            (i)     Power of Attorney dated February 16, 1995
                    Filing:  Amendment No. 9 to the Registration
                    Statement on Form N-1A
                    File No.  811-6242
                    Filing Date:  February 27, 1996

            (ii)    Certificate of Secretary dated February 16, 1995
                    Filing:  Amendment No. 9 to the Registration
                    Statement on Form N-1A
                    File No.  811-6242
                    Filing Date:  February 27, 1996

      (27) FINANCIAL DATA SCHEDULE

            (i)     Financial Data Schedule for Adjustable Rate
                    Securities Portfolio

            (ii)    Financial Data Schedule for U.S. Government
                    Adjustable Rate Mortgage Portfolio

ITEM 24   PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT

            None

ITEM 25   INDEMNIFICATION

      Reference is made to Article VI of the Registrant's By-Laws (Exhibit
2). Pursuant to Rule 484 under the Securities Act of 1933, as amended, the Registrant furnishes the following undertaking:

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a trustee, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

      Notwithstanding the provisions contained in the Registrant's By-Laws, in the absence of authorization by the appropriate court on the merits pursuant to Section 5 of Article VI of said By-Laws, any indemnification under said Article shall be made by Registrant only if authorized in the manner provided in either subsection (a) or (b) of Section 6 of Article VI.

ITEM 28   BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISER

      Franklin Advisers, Inc., a wholly owned subsidiary of Franklin Resources, Inc., the investment manager for the Registrant, is the investment manager or administrator for numerous other U.S. registered open-end and closed-end investment companies. The officers and directors of the Registrant's investment advisor also serve as officers and/or directors, and/or portfolio managers for (1) the advisor's corporate parent, Franklin Resources, Inc., and/or (2) other investment companies in the Franklin Templeton Group of Funds. For additional information please see Part B and Schedules A and D of Form ADV of the Funds' investment manager (SEC File 801-26292), incorporated herein by reference, which sets forth the officers and directors of the investment manager and information as to any business, profession, vocation or employment of a substantial nature engaged in by those officers and directors during the past two years.

ITEM 27   PRINCIPAL UNDERWRITERS

            Not Applicable

ITEM 28   LOCATIONS OF ACCOUNTS AND RECORDS

      The accounts, books or other documents required to be maintained by
Section 31(a) of the Investment Company Act of 1940 and the Rules thereunder are kept by the Registrant or its shareholder services agent, Franklin/Templeton Investor Services, Inc., at their respective principal business offices, both of which are at 777 Mariners Island Blvd., San Mateo, California 94404.

ITEM 29   MANAGEMENT SERVICES

      There are no management-related service contracts not discussed in Part A or Part B.

ITEM 30   UNDERTAKING

      Not Applicable


                                  SIGNATURE

      Pursuant to the requirements of the Investment Company Act of 1940, as amended, the Registrant has duly caused this amendment to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Mateo, the State of California, on the 26th day of February 1999.


                              ADJUSTABLE RATE SECURITIES PORTFOLIOS


                              By   CHARLES E. JOHNSON*
                                   Charles E. Johnson,
                                   President



*By /s/ Larry L. Greene
Attorney-in-Fact (pursuant to Power of Attorney previously filed)







                    ADJUSTABLE RATE SECURITIES PORTFOLIOS
                            REGISTRATION STATEMENT
                                EXHIBIT INDEX

EXHIBIT NO.             DESCRIPTION                                   LOCATION

EX-99.(a)(i)            Agreement and Declaration of Trust of            *
                        Franklin Institutional U.S. Government
                        ARM Fund dated February 12, 1991

EX-99.(a)(ii)           Certificate of Trust of Franklin                 *
                        Institutional U.S. Government ARM Fund
                        dated February 12, 1991

EX-99.(a)(iii)          Certificate of Amendment to the                  *
                        Certificate of Trust of Franklin
                        Institutional U.S. Government ARM Fund
                        dated October 18, 1991

EX-99.(a)(iv)           Certificate of Amendment to the                  *
                        Certificate of Trust of Franklin
                        Institutional U.S. Government ARM Fund
                        dated March 7, 1991

EX-99.(a)(v)            Certificate of Amendment to the                  *
                        Certificate of Trust of Adjustable
                        Rate Securities Portfolio dated May
                        14, 1992

EX-99.(b)(i)            By-Laws of Franklin Institutional U.S.           *
                        Government ARM Fund

EX-99.(d)(i)            Management Agreement between Franklin            *
                        Institutional U.S. Government ARM Fund
                        and Franklin Advisers, Inc. dated June
                        3, 1991

EX-99.(d)(ii)           Management Agreement between                     *
                        Adjustable Rate Securities Portfolios
                        and Franklin Advisers, Inc. dated
                        November 5, 1991

EX-99.(d)(iii)          Amendment to Management Agreement                *
                        (dated June 3, 1991) between
                        Registrant and Franklin Advisers, Inc.
                        dated August 1, 1995

EX-99.(d)(iv)           Amendment to Management Agreement                *
                        (dated November 5, 1991) between
                        Registrant and Franklin Advisers, Inc.
                        dated August 1, 1995

EX-99.(g)(i)            Mater Custody Agreement between                  *
                        Registrant and Bank of New York dated
                        February 16, 1996

EX-99.(g)(ii)           Terminal Link Agreement between                  *
                        Registrant and Bank of New York dated
                        February 16, 1996

EX-99.(g)(iii)          Amendment dated February 27, 1998 to          Attached
                        Exhibit A in the Master Custody
                        Agreement between the Registrant and
                        Bank of New York dated February 16,
                        1998

EX-99.(g)(iv)           Amendment to Master Custody Agreement            *
                        between Registrant and Bank of New
                        York dated May 7, 1997

EX-99.(g)(v)            Foreign Custody Manager Agreement             Attached
                        between the Registrant and Bank of New
                        York dated July 30, 1998

EX-99.(i)(i)            Opinion and Consent of Counsel dated          Attached
                        February 5, 1999

EX-99.(p)(i)            Power of Attorney dated February 16,             *
                        1995

EX-99.(p)(ii)           Certificate of Secretary dated                   *
                        February 16, 1995

EX-27.(i)               Financial Date Schedule for Adjustable        Attached
                        Rate Securities Portfolio

EX-27.(ii)              Financial Data Schedule for U.S.              Attached
                        Government Adjustable Rate Mortgage
                        Portfolio



*Incorporated by Reference